                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14a INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             Noble Affiliates, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                             NOBLE AFFILIATES, INC.
                               110 West Broadway
                            Ardmore, Oklahoma 73401

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 25, 2000


To the Stockholders of
NOBLE AFFILIATES, INC.:

     The annual meeting of stockholders of Noble Affiliates, Inc., a Delaware corporation (the "Company"), will be held on Tuesday, April 25, 2000, at 10:00 a.m., local time, at the Charles B. Goddard Center, D Street and First Avenue, S.W., Ardmore, Oklahoma 73401, for the following purposes:

     1.   To elect the Board of Directors for the ensuing year;

     2. To consider and vote upon an amendment to the Company's Certificate of Incorporation to eliminate the 75% stockholder approval requirement for a merger, consolidation or sale, lease, or exchange of all or substantially all of the Company's assets;

     3. To consider and vote upon a proposal to approve and ratify an amendment to the Noble Affiliates, Inc. 1992 Stock Option and Restricted Stock Plan (the "1992 Plan"), in order to increase by 2,500,000 the number of shares of the Company's common stock, par value $3.331/3 per share (the "Common Stock"), that may be purchased pursuant to grants and awards made under the 1992 Plan; and

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on March 13, 2000 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any adjournment thereof. Only stockholders of record at the close of business on the record date are entitled to notice of and to vote at the meeting. A complete list of such stockholders will be available for examination at the offices of the Company in Ardmore, Oklahoma, during ordinary business hours for a period of 10 days prior to the meeting.

     A record of the Company's activities during 1999 and financial statements for the fiscal year ended December 31, 1999 are contained in the accompanying 1999 Annual Report. The Annual Report does not form any part of the material for solicitation of proxies.

     All stockholders are cordially invited to attend the meeting. STOCKHOLDERS ARE URGED, WHETHER OR NOT THEY PLAN TO ATTEND THE MEETING, TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY AND TO RETURN IT PROMPTLY IN THE POSTAGE-PAID RETURN ENVELOPE PROVIDED. If a stockholder who has returned a proxy attends the meeting in person, such stockholder may revoke the proxy and vote in person on all matters submitted at the meeting.


                                      By Order of the Board of Directors



                                              Orville Walraven
                                              Secretary


Ardmore, Oklahoma
March 24, 2000

                             NOBLE AFFILIATES, INC.
                                110 West Broadway
                             Ardmore, Oklahoma 73401

                                 PROXY STATEMENT

                       FOR ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 25, 2000




                                  INTRODUCTION

     The accompanying proxy, mailed together with this proxy statement, is solicited by and on behalf of the Board of Directors of the Company for use at the annual meeting of stockholders of the Company to be held on April 25, 2000, and at any adjournment thereof. The approximate date on which this proxy statement and the accompanying proxy were first sent to stockholders of the Company is March 24, 2000.

     Shares represented by valid proxies will be voted at the meeting in accordance with the directions given. If no direction is indicated, the shares will be voted (i) for election of the nominees for director named in the proxy;
(ii) in favor of the amendment to the Company's Certificate of Incorporation to eliminate the 75% stockholder approval requirement for a merger, consolidation or sale, lease, or exchange of all or substantially all of the Company's assets; and (iii) for the proposal to approve and ratify an amendment to the Noble Affiliates, Inc. 1992 Stock Option and Restricted Stock Plan (the "1992 Plan"), in order to increase by 2,500,000 the number of shares of the Company's common stock, par value $3.331/3 per share (the "Common Stock"), that may be purchased pursuant to grants and awards made under the 1992 Plan. Any stockholder of the Company returning a proxy has the right to revoke the proxy at any time before it is voted by communicating such revocation in writing to Orville Walraven, Secretary, Noble Affiliates, Inc., P.O. Box 1967, Ardmore, Oklahoma 73402, or by executing and delivering a proxy bearing a later date. No revocation by written notice or by delivery of another proxy shall be effective until such notice of revocation or other proxy, as the case may be, has been received by the Company at or prior to the meeting.

     In order for an item of business proposed by a stockholder to be considered properly brought before the annual meeting of stockholders, the By-laws of the Company require that such stockholder give written notice to the Secretary of the Company. The notice must specify certain information concerning such stockholder and the item of business proposed to be brought before the meeting. The notice must be received by the Company not later than 60 days prior to the annual meeting if such meeting is to be held on a day within 30 days preceding the anniversary of the previous year's annual meeting, or 90 days in advance of such meeting if it is to be held on or after the anniversary of the previous year's annual meeting. Accordingly, any such stockholder notice in connection with the 2001 annual meeting of stockholders must be received by the Company no later than February 23, 2001.

VOTING PROCEDURES AND TABULATION

     The Company will appoint one or more inspectors of election to act at the meeting and to make a written report thereof. Prior to the meeting, the inspectors will sign an oath to perform their duties in an impartial manner and according to the best of their ability. The inspectors will ascertain the number of shares outstanding and the voting power of each, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots, and perform certain other duties as required by law.

     The inspectors will tabulate the number of votes cast for or withheld as to the vote on each nominee for director. Votes may be cast in favor of or withheld from each nominee. Votes that are withheld will be excluded entirely from the vote and will have no effect. Under the rules of the New York Stock Exchange, brokers who hold shares in street name have the authority to vote on certain "routine" items when they have not received instructions from beneficial owners. Brokers will have discretionary authority to vote on the election of directors. Under applicable Delaware law and the Company's Certificate of Incorporation and By-laws, a broker non-vote or other limited proxy will have no effect on the outcome of the election of directors.


                                VOTING SECURITIES


     Only holders of record of common stock of the Company, par value $3.33 1/3 per share (the "Common Stock"), at the close of business on March 13, 2000, the record date for the meeting, are entitled to notice of and to vote at the meeting. A majority of the shares of Common Stock entitled to vote, present in person or represented by proxy, is necessary to constitute a quorum. On the record date for the meeting, there were issued and outstanding 55,658,663 shares of Common Stock. Each share of Common Stock is entitled to one vote.


                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS


     The following tabulation sets forth as of March 13, 2000 information with respect to the only persons who were known to the Company to be beneficial owners of more than five percent of the outstanding shares of Common Stock.

NAME AND ADDRESS                                                NUMBER OF SHARES                  PERCENT
OF BENEFICIAL OWNER                                             BENEFICIALLY OWNED (1)            OF CLASS
-------------------                                             ----------------------            --------
The Samuel Roberts Noble Foundation, Inc...............           4,608,633 (2)                       8.3%
P. O. Box 2180
Ardmore, Oklahoma 73402

FMR Corp...............................................           3,722,600 (3)                       6.7%
82 Devonshire Street
Boston, Massachusetts 02109

MacKay-Shields LLC.....................................           3,766,333 (4)                       6.8%
9 West 57th Street
New York, New York 10019

--------------

(1) Unless otherwise indicated, all shares listed are directly held with sole voting and investment power.
(2)  Beneficial ownership of such shares was reported in Amendment No. 7 to
     Schedule 13G dated February 10, 1998 filed with the Securities and Exchange Commission (the "SEC") by The Samuel Roberts Noble Foundation, Inc. (the "Foundation"). The Foundation is an Oklahoma not-for-profit corporation organized in 1952 as successor to a charitable trust formed in 1945. The Foundation is engaged in basic plant biology research and agricultural research, consultation and demonstration. From time to time as funds are available, the Foundation also makes grants to various charitable organizations. The Foundation organized the Company in 1969. Michael A. Cawley, a director of the Company, serves as President, Chief Executive Officer and a trustee of the Foundation. In the event of a vacancy in a trusteeship of the Foundation, a majority of the remaining trustees has the power to elect a successor trustee to fill the vacancy.
(3)  Beneficial ownership of such shares was reported in Amendment No. 1 to
     Schedule 13G dated February 14, 2000 filed with the SEC by FMR Corp., which has sole investment power with respect to all such shares and sole voting power with respect to 6,300 of the shares. FMR Corp. indicated in its
     Schedule 13G that it is a parent holding company that owns the shares indirectly through two of its wholly-owned subsidiaries. According to the
     Schedule 13G, one subsidiary beneficially owns 3,716,300 of the shares as a result of its acting as an investment adviser to several investment companies and one subsidiary beneficially owns 6,300 shares as a result of its acting as an investment manager of several institutional accounts. Such
     Schedule 13G also reported beneficial ownership of such shares by each of Edward C. Johnson 3d, the Chairman of FMR Corp., and Abigail P. Johnson, a director of FMR Corp.
(4)  Beneficial ownership of such shares was reported in Amendment No. 1 to
     Schedule 13G dated February 8, 2000 filed with the SEC by MacKay-Shields LLC, which as an investment adviser shares voting and investment power regarding the indicated Common Stock with its clients, which have the right to receive and the ultimate power to direct the receipt of dividends from, or proceeds of the sale of, such securities.


                              ELECTION OF DIRECTORS


     Eight directors, constituting the entire Board of Directors, are to be elected at the meeting to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. All eight of the current nominees for director, as well as James C. Day, were elected directors of the Company by vote of the stockholders at the 1999 annual meeting. However, James C. Day is not a nominee for reelection. In accordance with the Company's By-laws, the number of directors constituting the entire Board has been decreased to eight, effective immediately after the annual meeting.

     Generally, the Company's By-laws provide that a stockholder must deliver written notice to the Secretary of the Company not later than 90 days prior to the annual meeting naming such stockholder's nominee(s) for director and specifying certain information concerning such stockholder and nominee(s). Accordingly, a stockholder's nominee(s) for director to be presented at the 2001 annual meeting of stockholders must be received by the Company no later than January 24, 2001.

     Directors are elected by plurality vote. All duly submitted and unrevoked proxies in the form accompanying this proxy statement will be voted for the nominees selected by the Board of Directors, except where authorization so to vote is withheld. THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF SUCH NOMINEES.


                              NOMINEES FOR DIRECTOR


ALAN A. BAKER -- Mr. Baker has served as an independent consultant in the oil and gas industry since May 1995. For more than five years prior thereto, Mr. Baker served in various capacities at Halliburton Energy Services Group, including President from November 1989 to July 1991, Chairman and Chief Executive Officer from July 1991 to February 1994 and Chairman of Oil and Gas Services from February 1994 to May 1995. Mr. Baker, age 68, also serves as a director of National Gas & Oil Company, CRESTAR Energy, Inc. in Calgary, Alberta, and Friede Goldman International Inc. He has served as a director of the Company since 1995.

MICHAEL A. CAWLEY -- Mr. Cawley has served as President and Chief Executive Officer of the Foundation since February 1, 1992, after serving as Executive Vice President of the Foundation since January 1, 1991. For more than five years prior to 1991, Mr. Cawley was the President of Thompson & Cawley, a professional corporation, attorneys at law. Mr. Cawley, age 52, has served as a trustee of the Foundation since 1988 and is also a director of Panhandle Royalty Company and Noble Drilling Corporation. He has served as a director of the Company since 1995.

EDWARD F. COX -- Mr. Cox has been a partner in the law firm of Patterson, Belknap, Webb & Tyler, New York, New York since March 1998. Prior thereto, he was a Partner in the law firm of Donovan Leisure Newton & Irvine, New York, New York for more than five years. Mr. Cox, age 53, has served as a director of the Company since 1984.

THOMAS E. HASSEN -- Mr. Hassen has served as Managing Director and co-head of the Global Energy Resources Group of Credit Suisse First Boston, an investment banking firm located in New York, New York since April 1998. Before joining that firm, Mr. Hassen was co-head of the Global Energy Group of Morgan Stanley & Co. Incorporated (now Morgan Stanley Dean Witter) for almost 20 years. Mr. Hassen, age 57, has served as a director of the Company since October 1998.

DALE P. JONES -- In October 1998, Mr. Jones retired from his position as Vice Chairman of Halliburton Company, an energy services company, a position he had held since 1995. Mr. Jones had served in various executive and management capacities for Halliburton for more than 30 years, including President from May 1989 to October 1995, and he continues to serve as a consultant to that company. Mr. Jones, age 63, has served as a director of the Company since October 1998.

ROBERT KELLEY -- Mr. Kelley has served as President and Chief Executive Officer of the Company since August 1986, and as Chairman of the Board since October 1992. Prior to August 1986, he had served as Executive Vice President of the Company since January 1986. Mr. Kelley, age 54, also serves as President and Chief Executive Officer of Samedan Oil Corporation ("Samedan"), a wholly-owned subsidiary of the Company, positions he has held since 1984. For more than five years prior thereto, Mr. Kelley served as an officer of Samedan. Mr. Kelley also serves as a director of OGE Energy Corp. He has served as director of the Company since 1986.

HAROLD F. KLEINMAN-- Mr. Kleinman has been a senior member of the law firm of Thompson & Knight, L.L.P., Dallas, Texas, counsel for the Company, for more than five years and is currently of counsel to such firm. Mr. Kleinman, age 69, has served as director of the Company since 1985.

T. DON STACY-- Mr. Stacy served as President and Chairman of the Board of Amoco Eurasia Petroleum Co., an oil and gas exploration and production company, from February 1995 until August 1997, when Mr. Stacy became a director of Amoco Caspian Sea, an oil and gas exploration and production company, a position he held until his retirement in June 1998. Mr. Stacy served in various executive and management positions for those companies, and for other affiliates of Amoco Corporation, for more than 37 years. He also served as Chairman of the Board, a non-executive position, of CRESTAR Energy, Inc., from 1991 until 1996. Mr. Stacy, age 66, has served as a director of the Company since October 1998. Mr. Stacy also serves as a director of Agrium Inc., a fertilizer company, and Alberta Energy Co. Ltd., a Canadian energy company.


                         PROPOSAL TO AMEND THE COMPANY'S
                          CERTIFICATE OF INCORPORATION


     On February 1, 2000, the Board of Directors approved, subject to shareholder approval, an amendment to Article Eighth of the Company's Certificate of Incorporation that would eliminate that portion of Article Eighth requiring the prior approval of holders of at least seventy-five percent (75%) of the Company's outstanding voting stock before the Company may merge or consolidate with another entity or sell, lease or exchange all or substantially all of its assets (the "Amendment").

DELETION OF CERTAIN SUPER-MAJORITY SHAREHOLDER VOTING REQUIREMENTS

     Article Eighth, in its present form, generally provides that the Board of Directors is expressly authorized, only after such action is authorized by the affirmative vote of the holders of seventy-five percent (75%) of the Company's issued and outstanding voting stock ("Super-Majority Approval"), to merge or consolidate with another entity or sell, lease or exchange all or substantially all of the Company's assets (such transactions are hereinafter referred to as "Business Combinations"). Article Eighth also provides that the Board of Directors is expressly authorized: (i) to make, alter or repeal the Bylaws of the Company; (ii) to authorize or cause to be executed mortgages and liens upon the real and personal property of the Company; (iii) to set apart out of any of the funds of the Company available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created; and (iv) by a majority of the whole Board, to designate one or more committees.

     The Amendment would delete Article Eighth in its entirety and replace the article with substantially the same terms, except for the requirement of Super-Majority Approval of Business Combinations, which would be eliminated. The net effect of the Amendment would enable the Company to use the relevant provisions of the General Corporation Law of the State of Delaware ("DGCL") as a default for determining the percentage of required stockholder approval relating to Business Combinations. Presently, the provisions of the DGCL require that Business Combinations be approved by the affirmative vote of a majority of the holders of the issued and outstanding voting stock of the Company. The Board considers the Amendment desirable, since it would provide the Company with additional flexibility in connection with Business Combinations, by eliminating stockholder approval requirements that exceed those provided by the DGCL.

RECOMMENDATION AND REQUIRED AFFIRMATIVE VOTE

     The affirmative vote of the holders of record of seventy-five percent (75%) of the outstanding shares of Common Stock present in person or by proxy and entitled to vote thereon at the meeting is required to approve the Amendment. THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT THE COMPANY'S STOCKHOLDERS VOTE FOR THE PROPOSED AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION.


                    PROPOSAL REGARDING AMENDMENT TO 1992 PLAN


GENERAL

     The 1992 Plan was adopted by the Board of Directors of the Company in 1992 and approved by the stockholders at the 1992 annual meeting of stockholders. In 1996, the 1992 Plan was amended and restated by the Board, and the amended and restated version of the 1992 Plan was approved by the stockholders at the 1997 annual meeting of stockholders. At a meeting of the Board of Directors on February 1, 2000, the Board voted to further amend and restate the 1992 Plan, subject to shareholder approval, in order to increase from 4,000,000 to 6,500,000 the aggregate number of shares of Common Stock available under the 1992 Plan. In addition to such share increase, the Board of Directors approved amendments to the 1992 Plan that (i) modify the 1992 Plan's relevant exercise provisions, so that upon the request of an option holder to pay the option price in shares of the Common Stock (whether by surrendering such shares or performing a "cashless" exercise of the option), the Committee would no longer have discretion in deciding whether to allow such method of exercise; instead, the Company would be obligated to permit the option holder to exercise the option as requested; and (ii) allow an option holder to require that any income, employment or other tax withholding regarding such option holder be made by the Company in the form of allowing the option holder to surrender shares of Common Stock or to require the Company to withhold shares of Common Stock from shares to which the option holder is then otherwise entitled by virtue of an option exercise or other entitlement under the Plan (collectively, all three foregoing amendments are referred to as the "Plan Amendments").

     Capitalized terms not otherwise defined herein adopt the same meaning as assigned to them in the text of the 1992 Plan, as amended and restated. The following is a summary of certain provisions of the 1992 Plan, as amended and restated through April 22, 1997. This discussion is qualified in its entirety by reference to the 1992 Plan as amended and restated, a complete copy of which (giving effect to all Plan Amendments) is attached hereto as Exhibit "A".

THE PLAN AMENDMENTS

     Increase in Number of Shares Available Under the 1992 Plan. As of December 31, 1999, there were outstanding Options covering 3,146,675 shares of Common Stock held by 129 persons and only 487,945 shares of Common Stock remained available for future grants under the 1992 Plan. The purpose of increasing the number of shares of Common Stock that may be issued under the 1992 Plan by 2,500,000 shares in the aggregate is to permit the continued use of a long-term equity component in the Company's compensation program. If such share increase under the 1992 Plan is approved and ratified by stockholders, the persons eligible to participate in the 1992 Plan could receive more benefits under the 1992 Plan than are currently available.

     Modification of Exercise Provisions. Prior to the Plan Amendments, Section 11(c) of the 1992 Plan required an option holder to obtain the consent of the Committee before such option holder was allowed to pay the option price in shares of the Company. In order to provide option holders with greater flexibility in selecting their method of payment for the option price, the Plan Amendments remove the requirement that such option holder obtain the Committee's consent to such transactions, and obligate the Company to permit the option holder to so exercise the option, as more fully described in Exhibit A.

     Additional Withholding Options. Prior to the Plan Amendments, the 1992 Plan mandated that an option holder enter into an agreement with the Company, on terms acceptable to the Committee, which would enable the Company or appropriate Affiliate to satisfy various tax withholding obligations. The Plan Amendments permit an option holder to require (i) that any income, employment or other tax withholding relating to such option holder be made by the Company in the form of allowing the option holder to surrender shares of the Company's common stock or
(ii) to require the Company to withhold shares of the Company's common stock from shares to which the option holder is then otherwise entitled by virtue of an option exercise or other entitlement under the 1992 Plan.

DESCRIPTION OF THE 1992 PLAN

     The material features of the 1992 Plan, as amended and restated (without giving effect to the Plan Amendments) are described below.

     General. Under the 1992 Plan, shares of Common Stock may be subject to grants of Incentive Options, Nonqualified Options, SARs or award of Restricted Stock to officers and other employees of the Company and its affiliates. Options and any SARs related thereto may be granted, and Restricted Stock may be awarded, until the 4,000,000 shares of Common Stock available under the 1992 Plan have been exhausted or the 1992 Plan has been terminated. Shares of Common Stock covered by an Option that expires or terminates prior to exercise and shares of Restricted Stock returned to the Company are again available for grant of Options and awards of Restricted Stock. The 1992 Plan contains antidilution provisions applicable in the event of increase or decrease in the number of outstanding shares of Common Stock, effected without receipt of consideration therefor by the Company, through a stock dividend or any recapitalization or merger or otherwise in which the Company is the surviving Company, resulting in a stock split-up, combination or exchange of shares of the Company, in which event appropriate adjustments will be made in the maximum number of shares subject to the 1992 Plan and the number of shares and option prices under then outstanding Options.

     Administration. The 1992 Plan is administered by a committee (the "Committee") of the Board of Directors of the Company. The Committee must consist of two or more directors of the Company, all of whom must be (i) Non-Employee Directors as defined in Rule 16b-3 and (ii) Outside Directors as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder. The Committee determines the grants of Options and awards of Restricted Stock, the terms and provisions of the respective agreements covering such grants or awards and all other decisions concerning the 1992 Plan. It is impracticable to estimate the total number of officers and employees eligible to participate in the 1992 Plan. The 1992 Plan provides that the determination of the Committee is binding with respect to all questions of interpretation and application of the 1992 Plan and of Options granted or awards of Restricted Stock made thereunder, subject to the express provisions of the 1992 Plan and except as set forth below under "Stock Options and SARs" and "Amendment of the 1992 Plan."

     Stock Options and SARs. The 1992 Plan provides that, from time to time during the term of the 1992 Plan, the Committee, in its sole discretion, may grant Incentive Options, Nonqualified Options, Restricted Stock or any combination thereof to any employee eligible under the 1992 Plan. Each person who accepts an Option shall enter into an agreement with the Company whereupon such person shall become a participant in the 1992 Plan in accordance with the terms of such agreement.

     The Committee may from time to time grant SARs in conjunction with all or any portion of an Option either at the time of the initial Option grant or, with respect to a Nonqualified Option, at any time after the initial Option grant while the Nonqualified Option is outstanding. SARs generally will be subject to the same terms and conditions and exercisable to the same extent as Options, as described above. SARs entitle an Optionee to receive without payment to the Company (except for applicable withholding taxes) the excess of the aggregate fair market value per share with respect to which the SAR is then being exercised (determined as of the date of such exercise) over the aggregate purchase price of such shares as provided in the related Option. Payment may be made in shares of Common Stock or in cash, or a combination thereof, as determined by the Committee.

     Option Price. The option price for each Share covered by an Incentive Option shall not be less than the greater of (a) the par value of such Share or
(b) the Fair Market Value of such Share at the time such Option is granted. The option price for each Share covered by a Nonqualified Option shall not be less than the greater of (a) the par value of such Share or (b) 100 percent of the Fair Market Value of such Share at the time the Option is granted, except that the minimum option price may be equal to or greater than 85 percent of the Fair Market Value of such Share at the time the Option is granted if and to the extent the discount from Fair Market Value is expressly granted in lieu of a reasonable amount of salary or cash bonus. If the Company agrees to substitute a new Option under the 1992 Plan for an old Option, or to assume an old Option, as provided for in the 1992 Plan, the option price of the Shares covered by each such new Option or assumed Option may be otherwise determined by a formula; provided, however, in no event shall: (a) the excess of the aggregate Fair Market Value of the Shares subject to the Option immediately after the substitution or assumption over the aggregate option price of such Shares be more than the excess of the aggregate Fair Market Value of all Shares subject to the Option immediately prior to the substitution or assumption over the aggregate option price of such Shares; (b) in the case of an Incentive Option, the new Option or the assumption of the old Option give the Optionee additional benefits that he would not have under the old Option; or (c) the ratio of the option price to the Fair Market Value of the stock subject to the Option immediately after the substitution or assumption be more favorable to the Optionee than the ratio of the option price to the Fair Market Value of the stock subject to the old Option immediately prior to such substitution or assumption, on a Share by Share basis. Notwithstanding the foregoing, the new option price in the case of an Incentive Option shall be subject to the requirements of Section 424(a) of the Code and the Treasury regulations and revenue rulings promulgated thereunder.

     Restricted Stock. The 1992 Plan provides that Restricted Stock may be awarded by the Committee to such eligible recipients as it may determine from time to time. The eligible recipients are those individuals who are eligible for Option grants. Restricted Stock is Common Stock that may not be sold, assigned, transferred, discounted, exchanged, pledged or otherwise encumbered or disposed of until the terms and conditions set by the Committee, which terms and conditions may include, among other things, the achievement of specific goals, have been satisfied (the "Restricted Period"). During the Restricted Period, unless specifically provided otherwise in accordance with the terms of the 1992 Plan, the recipient of Restricted Stock would be the record owner of such shares and have all the rights of a stockholder with respect to such shares, including the right to vote and the right to receive dividends or other distributions made or paid with respect to such shares.

     The 1992 Plan provides that the Committee has the authority to cancel all or any portion of any outstanding restrictions prior to the expiration of the Restricted Period with respect to any and all of the shares of Restricted Stock awarded to an individual on such terms and conditions as the Committee may deem appropriate. If during the Restricted Period an individual's continuous employment terminates for any reason, any Restricted Stock remaining subject to restrictions will be forfeited by the individual and transferred at no cost to the Company; provided, however, that as noted above, the Committee has the authority to cancel any or all outstanding restrictions prior to the end of the Restricted Period, including the cancellation of restrictions in connection with certain types of termination of employment.

     Amendment of the 1992 Plan. The Board of Directors may at any time amend, suspend or terminate the 1992 Plan; provided, however, the Board may not, without approval of the stockholders of the Company, amend the 1992 Plan so as to (i) increase the maximum number of shares subject thereto, or (ii) reduce the option price per share covered by Options granted under the 1992 Plan below the price specified in the 1992 Plan. Additionally, the Board may not modify, impair or cancel any outstanding Option or SARs related thereto, or the restrictions, terms or conditions applicable to Shares of Restricted Stock, without the consent of the holder thereof.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     The following summary is based upon an analysis of the Code, existing laws, judicial decisions, administrative rulings, regulations and proposed regulations, all of which are subject to change. Moreover, the following is only a summary of United States federal income tax consequences and such consequences may be either more or less favorable than those described below depending on a an employee's particular circumstances.

     Incentive Options. No income will be recognized by an Optionee for federal income tax purposes upon the grant or exercise of an Incentive Option; provided, however, that to the extent that an Incentive Option is exercised more than three months (twelve months in the event of disability) from the date of termination of employment for any reason other than death, such Incentive Option will be taxed in the same manner described below for Nonqualified Options (rather than in the manner described herein for an Incentive Option). The basis of shares transferred to an Optionee pursuant to the exercise of an Incentive Option is the price paid for the shares. If the Optionee holds the shares for at least one year after transfer of the shares to the Optionee and two years after the grant of the Incentive Option, the Optionee will recognize capital gain or loss upon sale of the shares received upon the exercise equal to the difference between the amount realized on the sale and the basis of the stock. Generally, if the shares are not held for that period, the Optionee will recognize ordinary income upon disposition in an amount equal to the excess of the fair market value of the shares on the date of exercise over the amount paid for such shares, or if less (and if the disposition is a transaction in which loss, if sustained, would be recognized), the gain on disposition. Any additional gain or loss realized by the Optionee upon such disposition will be a capital gain or loss.

     The excess of the fair market value of shares received upon the exercise of an Incentive Option over the option price for the shares is an item of adjustment for the Optionee for purposes of the alternative minimum tax.

     The Company is not entitled to a deduction upon the exercise of an Incentive Option by an Optionee. If the Optionee disposes of the shares received pursuant to such exercise prior to the expiration of one year following transfer of the shares to the Optionee or two years after grant of the option, however, the Company may, subject to the deduction limitations described below, deduct an amount equal to the ordinary income recognized by the Optionee upon disposition of the shares at the time such income is recognized by the Optionee.

     If an Optionee uses already owned shares of Common Stock to pay the exercise price for shares under an Incentive Option, the resulting tax consequences will depend upon whether the already owned shares of Common Stock are "statutory option stock", and, if so, whether such statutory option stock has been held by the Optionee for the applicable holding period referred to in
Section 424(c)(3)(A) of the Code. In general, "statutory option stock" (as defined in Section 424(c)(3)(B) of the Code) is any stock acquired through the exercise of an incentive stock option or an option granted pursuant to an employee stock purchase plan, but not stock acquired through the exercise of a nonstatutory option. If the stock is statutory option stock with respect to which the applicable holding period has been satisfied, no income will be recognized by the Optionee upon the transfer of such stock in payment of the exercise price of an Incentive Option. If the stock is not statutory option stock, no income will be recognized by the Optionee upon the transfer of the stock unless the stock is not substantially vested within the meaning of the regulations under Section 83 of the Code (in which event it appears that the Optionee will recognize ordinary income upon the transfer equal to the amount by which the fair market value of the transferred shares exceeds their basis). If the stock used to pay the exercise price of an Incentive Option is statutory option stock with respect to which the applicable holding period has not been satisfied, the transfer of such stock will be a disqualifying disposition described in Section 421(b) of the Code which will result in the recognition of ordinary income by the Optionee in an amount equal to the excess of the fair market value of the statutory option stock at the time the Incentive Option covering such stock was exercised over the amount paid for such stock. Under the present provisions of the Code, it is not clear whether all shares received upon the exercise of an Incentive Option with already-owned shares will be statutory option stock or how the Optionee's basis will be allocated among such shares.

     Nonqualified Options. No income will be recognized by an Optionee for federal income tax purposes upon the grant of a Nonqualified Option. Upon exercise of a Nonqualified Option, the Optionee will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the amount paid for such shares, and subject to the deduction limitations described below, the Company will be entitled to a deduction equal to the ordinary income recognized by the Optionee.

     The basis of shares transferred to an Optionee pursuant to exercise of a Nonqualified Option is the price paid for such shares plus an amount equal to any income recognized by the Optionee as a result of the exercise of the option. If an Optionee thereafter sells shares acquired upon exercise of a Nonqualified Option, any amount realized over the basis of the shares will constitute capital gain to the Optionee for federal income tax purposes.

     If an Optionee uses already owned shares of Common Stock to pay the exercise price for shares under a Nonqualified Option, the number of shares received pursuant to the Nonqualified Option which is equal to the number of shares delivered in payment of the exercise price will be considered received in a nontaxable exchange, and the fair market value of the remaining shares received by the Optionee upon the exercise will be taxable to the Optionee as ordinary income. If the already owned shares of Common Stock are not "statutory option stock" (as defined in Section 424(c)(3)(B) of the Code) or are statutory option stock with respect to which the applicable holding period referred to in
Section 424(c)(3)(A) of the Code has been satisfied, the shares received pursuant to the exercise of the Nonqualified Option will not be statutory option stock and the Optionee's basis in the number of shares received in exchange for the stock delivered in payment of the exercise price will be equal to the basis of the shares delivered in payment. The basis of the remaining shares received upon the exercise will be equal to the fair market value of the shares. However, if the already owned shares of Common Stock are statutory option stock with respect to which the applicable holding period has not been satisfied, it is not presently clear whether the exercise will be considered a disqualifying disposition of the statutory option stock, whether the shares received upon such exercise will be statutory option stock, or how the Optionee's basis will be allocated among the shares received.

     The ordinary income recognized by an Optionee upon the exercise of a Nonqualified Option is compensation subject to withholding for federal income tax purposes, and the Company must make arrangements with the Optionee to ensure that the amount of the tax required to be withheld by the Company is paid to the Internal Revenue Service for the benefit of the Optionee. This tax withholding obligation may be satisfied by an Optionee at the time of the exercise of a Nonqualified Option by paying cash to the Company, by transferring already owned shares of Common Stock to the Company, or by electing to have the Company withhold shares of Common Stock from the shares of Common Stock receivable by the Optionee upon the exercise of such option. If an Optionee transfers already owned shares of Common Stock to the Company in order to satisfy the Company's tax withholding obligation, the transfer of such shares will be a taxable event. If the already owned shares of Common Stock are not statutory option stock or are statutory option stock with respect to which the applicable holding period has been satisfied, the amount by which the consideration received by the Optionee (i.e., the amount of the Optionee's tax withholding that is satisfied by such transfer, plus any cash paid by the Company to the Optionee in lieu of a fractional share) exceeds the Optionee's basis in the transferred stock will be a capital gain to the Optionee (or, if the consideration received is less than the Optionee's basis, the difference will be a capital loss to the Optionee). If the already owned shares of Common Stock are statutory option stock with respect to which the applicable holding period has not been satisfied, the transfer of such shares will be a disqualifying disposition of statutory option stock. If the Optionee elects to have the Company satisfy its tax withholding obligation by withholding shares of Common Stock from the shares of Common Stock receivable by the Optionee upon the exercise of a Nonqualified Option, the ordinary income recognized by the Optionee upon the exercise of such option will include the amount by which the fair market value of the withheld shares exceeds the amount paid for such shares.

     SARs. There will be no federal income tax consequences to either the recipient or the Company upon the grant of SARs. Generally, the recipient will recognize ordinary income subject to withholding upon the exercise of SARs in an amount equal to the amount of cash received and the fair market value of any shares acquired pursuant to the exercise. Subject to the deduction limitations described below, the Company generally will be entitled to a corresponding tax deduction equal to the amount includable in the recipient's income.

     Restricted Stock. If the restrictions on an award of Restricted Stock are of a nature that such shares are both subject to a substantial risk of forfeiture and are not freely transferable within the meaning of Section 83 of the Code, the recipient will not recognize income for federal income tax purposes at the time of the award unless such recipient affirmatively elects to include the fair market value of the shares of restricted stock on the date of the award, less any amount paid therefor, in gross income for the year of the award pursuant to Section 83(b) of the Code. In the absence of such an election, the recipient will be required to include in income for federal income tax purposes in the year in which occurs the date the shares either become freely transferable or are no longer subject to a substantial risk of forfeiture within the meaning of Section 83 of the Code, the fair market value of the shares of restricted stock on such date, less any amount paid therefor. The Company will be entitled to a deduction at the time of income recognition to the recipient in an amount equal to the amount the recipient is required to include in income with respect to the shares, subject to the deduction limitations described below. If a Section 83(b) election is made within 30 days after the date the Restricted Stock is received, the recipient will recognize ordinary income at the time of the receipt of the Restricted Stock and the Company will be entitled to a corresponding deduction equal to the fair market value (determined without regard to applicable restrictions) of the shares at such time less the amount paid, if any, by the recipient for the Restricted Stock. If a Section 83(b) election is made, no additional income will be recognized by the recipient upon the lapse of restrictions on the Restricted Stock, but, if the Restricted Stock is subsequently forfeited, no deduction will be allowed to the recipient with respect to such forfeiture. Dividends paid to a recipient holding restricted stock before the expiration of the restriction period will be additional compensation taxable as ordinary income to the recipient, unless the recipient made an election under Section 83(b). Subject to the deduction limitations described below, the Company generally will be entitled to a corresponding tax deduction equal to the dividends includable in the recipient's income as compensation. If the recipient has made a Section 83(b) election, the dividends will be dividend income, rather than additional compensation, to the recipient.

     If the restrictions on an award of Restricted Stock are not of a nature that such shares are both subject to a substantial risk of forfeiture and not freely transferable, within the meaning of Section 83 of the Code, the recipient will recognize ordinary income for federal income tax purposes at the time of the award in an amount equal to the fair market value of the shares of Restricted Stock on the date of the award, less any amount paid therefor. The Company will be entitled to a deduction at such time in an amount equal to the amount the recipient is required to include in income with respect to the shares, subject to the deduction limitations described below.

     Limitations on the Company's Compensation Deduction. Section 162(m) of the Code limits the deduction which the Company may take for otherwise deductible compensation payable to certain officers of the Company to the extent that compensation paid to any such officer for such year exceeds $1 million, unless such compensation is performance- based, is approved by the Company's stockholders, and meets certain other criteria. Compensation attributable to a stock option or SAR is deemed to satisfy the requirements for performance-based compensation if (i) the grant or award is made by a compensation committee composed of two or more outside directors; (ii) the plan under which the option or right is granted states the maximum number of shares with respect to which options or rights may be granted during a specified period to any employee; and
(iii) under the terms of the option or right, the amount of compensation the employee could receive is based solely on an increase in the value of the stock after the date of the grant or award. The 1992 Plan, as amended and restated, has been designed to enable awards of Options (other than Nonqualified Options granted at less than fair market value on the date of grant) and SARs granted by the Committee to qualify as performance-based compensation for purposes of
Section 162(m) of the Code.

RECOMMENDATION AND REQUIRED AFFIRMATIVE VOTE

     The affirmative vote of the holders of record of a majority of the shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote thereon is required to approve and ratify the amendment to the 1992 Plan, in order to increase by 2,500,000 the number of shares of Common Stock that may be purchased pursuant to grants and awards made under the 1992 Plan. THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSAL TO APPROVE AND RATIFY SUCH AMENDMENT TO THE 1992 PLAN.


                  INFORMATION CONCERNING THE BOARD OF DIRECTORS


     The Board of Directors held 11 meetings in 1999. Each director attended every meeting of the Board and every meeting of the Board committees on which he served, except that:

     Michael A. Cawley was absent from the September 30, 1999 Board meeting; James C. Day was absent from the Board meetings held on September 30, 1999 and December 15, 1999;
     Thomas E. Hassen was absent from the July 1, 1999 meeting of the compensation and benefits committee on which he serves;
     Dale P. Jones was absent from the July 1, 1999 Board meeting;
     Harold Kleinman was absent from the March 2, 1999 Board meeting; and
     T. Don Stacy was absent from the Board meetings held on April 7, 1999 and December 21, 1999.

COMMITTEES OF THE BOARD

     The committees of the Board, the current members and the primary functions of the committees are as follows:

     COMPENSATION AND BENEFITS COMMITTEE -- Alan A. Baker, Chairman; Thomas E. Hassen; Harold F. Kleinman; and T. Don Stacy. The primary responsibilities of the compensation and benefits committee are to fix annual salaries and bonuses of the officers of the Company, including any officer who is also a director, and to administer the Company's employee benefits other than the stock-based plans in which executive officers of the Company participate. The compensation and benefits committee held four meetings during 1999.

     AUDIT COMMITTEE-- Michael A. Cawley, Chairman; Edward F. Cox; Dale P. Jones; and Harold F. Kleinman. The primary responsibilities of the audit committee are to review with the Company's auditors the audit procedures to be applied in the conduct of the annual audit and the results of the annual audit. The audit committee held four meetings during 1999.

     EXECUTIVE COMMITTEE-- Robert Kelley, Chairman; Alan A. Baker; Michael A. Cawley; Harold F. Kleinman; and T. Don Stacy. The primary responsibilities of the executive committee are to exercise the authority of the Board during the intervals between meetings of the Board. No executive committee meetings were held during 1999.

     NOMINATING COMMITTEE -- Edward F. Cox; and Thomas E. Hassen. The primary responsibilities of the nominating committee are to review the role, composition and structure of the Board and its committees and advise the Chief Executive Officer of the Company with respect thereto, and to consider and recommend nominees for election to the Board. The nominating committee held one meeting during 1999. The nominating committee will consider nominees of security holders made in writing to the attention of a committee member and delivered to the Company's principal address, provided such nomination is timely made as provided herein.

     STOCK OPTION COMMITTEE-- Edward F. Cox, Chairman; Alan A. Baker; Michael A. Cawley; and Dale P. Jones. The primary responsibilities of the stock option committee are to administer, in accordance with applicable rules and regulations under federal securities and income tax laws, the stock-based plans in which executive officers of the Company participate, including the Company's 1992 Stock Option and Restricted Stock Plan. The stock option committee held two meetings during 1999.

     COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. The current members of the compensation and benefits committee and the stock option committee were the only persons who served on such committees during 1999 (with the exception of James C. Day and George J. McLeod, each of whom served on the compensation and benefits committee during a portion of 1999). Messrs. Day and McLeod were formerly officers of the Company, and Mr. Kleinman's law firm provided in 1999, and currently provides, legal services to the Company. See "Election of Directors" in this proxy statement for a description of the prior business experience and principal employment of Messrs. Day and Kleinman. Mr. McLeod was President and Chief Executive Officer of the Company from 1984 to 1986 and, for more than five years prior thereto, served as President of Samedan.

COMPENSATION OF DIRECTORS

     Directors who are not officers of the Company or any of its subsidiaries receive an annual retainer of $28,000 and a fee of $1,000 for each Board or committee meeting attended. A director who is also an officer of the Company receives a fee of $100 for each Board meeting attended. The chairman of each committee, if not also an officer of the Company, receives an additional annual retainer of $2,500. The Company also reimburses directors for travel, lodging and related expenses they incur in attending Board and committee meetings.

     NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN. The 1988 Nonqualified Stock Option Plan for Non-Employee Directors, as amended, provides for the grant of nonqualified stock options to each director of the Company who is not also either an employee or officer of the Company and who has not made an irrevocable, one-time election to decline to participate in the plan. Harold F. Kleinman has elected not to participate in the plan. The plan provides generally for a formula grant of options annually on each July 1 during the term of the plan. The formula results in the automatic grant (unless revoked by the Board in a particular year) to each participating non-employee director of an option to purchase a number of shares of Common Stock equal to 30,000 divided by the number of participating non-employee directors. The purchase price per share of Common Stock under the option is fair market value on the date of grant.

     As of July 1, 1999, each of Messrs. Baker, Cawley, Cox, Day, Hassen, Jones and Stacy was granted an option under the plan covering 4,286 shares of Common Stock at the exercise price of $27.50 per share. The options have a ten-year term and are initially exercisable one year after date of grant.

             SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

     The following tabulation sets forth as of March 13, 2000 the shares of Common Stock beneficially owned by each director, each named executive officer listed in the Summary Compensation Table included elsewhere in this proxy statement, and all directors and executive officers as a group.

                                                  COMMON STOCK
                                              BENEFICIALLY OWNED (1)
                                           --------------------------
                                             NUMBER        PERCENT OF
NAME                                       OF SHARES        CLASS (2)
----                                       ---------        ---------
Director
Alan A. Baker ..........................      18,500 (3)       --%
Michael A. Cawley ......................   4,631,918 (3)(4)   8.3%
Edward F. Cox ..........................      51,286 (3)      0.1%
James C. Day ...........................      28,303 (3)      0.1%
Thomas E. Hassen .......................      18,000 (3)       --%
Dale P. Jones ..........................       1,000 (3)       --%
Robert Kelley ..........................     420,476 (3)      0.8%
Harold F. Kleinman .....................       1,000 (5)       --%
T. Don Stacy ...........................       1,000 (3)       --%

Named Executive Officers (excluding
  any director named above) and Group
George DeMare ..........................      67,013 (3)      0.1%
Dan O. Dinges ..........................     155,199 (3)      0.3%
W. A. Poillion .........................     163,865 (3)      0.3%
James C. Woodson .......................     130,072 (3)      0.2%
All directors and executive
  officers as a group (13 persons) .....   5,687,632 (4)(6)  10.2%

--------------
(1) Unless otherwise indicated, all shares are directly held with sole voting and investment power.
(2)  Less than one-tenth of one percent unless otherwise indicated.
(3) Includes shares not outstanding but subject to currently exercisable options, as follows: Mr. Baker-- 16,500 shares; Mr. Cawley -- 22,285 shares; Mr. Cox -- 43,286 shares; Mr. Day -- 27,285 shares; Mr. DeMare -- 67,013 shares; Mr. Dinges -- 132,966 shares; Mr. Kelley -- 344,416 shares; Mr. Poillion -- 133,392 shares; and Mr. Woodson -- 117,862 shares.
(4) Includes 4,608,633 shares held of record by the Foundation. Under the rules and regulations of the SEC, such shares are required to be included in the foregoing table as "beneficially owned" because such person possesses shared voting and investment power with respect thereto as one of ten trustees of the Foundation. As with other corporate action, the voting of the shares held by the Foundation requires a majority vote of its trustees at a meeting at which a quorum of trustees is present. Accordingly, such person does not represent sufficient voting power on the Foundation's board of trustees to determine voting or investment decisions with respect to the 4,608,633 shares. Mr. Cawley disclaims any pecuniary interest in the 4,608,633 shares.
(5)  Consists of 1,000 shares held as joint tenant with Mr. Kleinman's spouse.
(6) Includes 905,005 shares not outstanding but subject to currently exercisable options.

                             EXECUTIVE COMPENSATION


     The following report of the compensation and benefits committee and the stock option committee of the Board of Directors and the information herein under "-Performance Graph" shall not be deemed to be "soliciting material" or to be "filed" with the SEC or subject to the SEC's proxy rules, except for the required disclosure herein, or to the liabilities of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"), and such information shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933 or the Exchange Act.


                REPORT OF THE COMPENSATION AND BENEFITS COMMITTEE
                         AND THE STOCK OPTION COMMITTEE
                            ON EXECUTIVE COMPENSATION


To the Stockholders
of Noble Affiliates, Inc.:

     As members of the compensation and benefits committee and the stock option committee of the Board of Directors, we have responsibility for administering the executive compensation program of the Company. All decisions by the committees relating to the compensation of executive officers are reviewed by the full Board, except for decisions about grants or awards under the 1992 Stock Option and Restricted Stock Plan (the "1992 Plan") of the Company, which are made solely by the stock option committee in accordance with the terms of the 1992 Plan.

COMPENSATION POLICIES

     The executive compensation policy of the Company, which is endorsed by the committees, is to provide a compensation program that will attract, motivate and retain persons of high quality and will support a long-standing internal culture of loyalty and dedication to the interests of the Company. In administering the executive compensation program, the committees are mindful of the following principles and guidelines, which are supported by the full Board.

     Base salaries for executive officers should be competitive. A sufficient portion of annual compensation should be at risk in order to align the interests of executives with those of stockholders of the Company. This variable part of annual compensation should reflect both corporate and individual performance. As a person's level of responsibility increases, a greater portion of total compensation should be at risk and the mix of total compensation should be weighted more heavily in favor of stock-based compensation. The committees have not established objective, arbitrary percentages for the mix of total compensation that should be fixed versus at risk for any executive officers of the Company. Stock options provide executives long-term incentive and are beneficial in aligning the interests of executives and stockholders in the enhancement of stockholder value.

COMPENSATION PROGRAM FOR 1999

     For 1999, the executive compensation program consisted of three principal elements, which are discussed below: base salary, an annual incentive bonus plan and stock options that are exercisable over a ten-year period.

          BASE SALARY: Base salary for executive officer positions is determined principally by competitive factors. The Company obtains information through participation in oil and gas industry compensation surveys conducted by independent compensation consultants, including Towers Perrin Inc. ("Towers Perrin"), Effective Compensation, Inc. ("ECI"), KPMG Peat Marwick ("KPMG") and others. One such survey includes information on an industry group called the Energy 27 Group comprised of corporations in the same industry as the Company. Eight of the 13 companies included in the Dow Jones Total Return Index for Secondary Oil Companies referenced in the performance graph contained elsewhere in this proxy statement are included in the Energy 27 Group. (The Energy 27 Group survey, together with the ECI and KPMG reports, are herein referred to as the "Supplement Reports".) In July 1998, the Company engaged Towers Perrin to update its review of the Company's compensation program. Such review covered base salary, the annual incentive bonus plan and option plans. The committee generally analyzes the information and makes annual adjustments based on performance, incumbent length of service in the executive position and cost of living. The policy of the compensation and benefits committee generally is to establish base salary levels that approximate survey averages. No adjustments were made to the salary levels of the executive officers for 1999, and no updated information on salary surveys was obtained. The salary of each executive officer was within a range of between minus 11 percent and plus 18 percent of the applicable average for 1998.

          ANNUAL INCENTIVE BONUS PLAN: The annual incentive bonus plan in which executive officers participate is available to all full-time employees of the Company or its subsidiaries (except the 17 employees of Noble Gas Marketing, Inc., a wholly-owned subsidiary of the Company, who are covered under a separate bonus plan) who have completed one year of service at the close of the plan year (December 31). The target bonus for an employee is the base salary at year end of such employee multiplied times the percentage factor assigned to such employee's salary classification. Target percentage factors range from 5 to 70 percent, with factors of 70 percent for the CEO and 60 percent for operating committee members of Samedan, the principal operating subsidiary of the Company. An aggregate pre-adjustment bonus pool is determined for each division and department.

          Annual performance goals for the Company and its divisions have been weighted with respect to four criteria as follows: cost of finding and developing new reserves (40 percent for division; 35 percent for the Company), new reserves added (40 percent for division; 35 percent for the Company), cash flow from operations (20 percent), and stock performance as measured against the annual stock performance of certain peer companies (10 percent for the Company). The annual performance goals for cost of finding and developing new reserves, new reserves added, cash flow from operations and net income are established based upon financial budgets and forecasts approved initially by the operating committee of Samedan at the beginning of each year and then reviewed and finally approved by the full Board.

          At its April 1999 meeting, the Board suspended the Company's incentive bonus plan for 1999, due to low product prices and their impact on the Company's cash flow, net income and capital budget. The Board decided it would be in the best interest of the Company to utilize, for 1999, a discretionary approach to establishing incentive goals and to evaluating individual performance, taking into consideration the reduction in available funds as a result of lower product prices during the first half of 1999.

          1992 PLAN: The 1992 Plan is designed to align a significant portion of the executive compensation program with stockholder interests. The 1992 Plan, which was approved by stockholders in 1992 and amended and restated in 1997, permits the use of several different types of stock-based grants or awards: nonqualified or incentive stock options with or without stock appreciation rights and restricted stock. To date only nonqualified stock options have been granted under the 1992 Plan.

          The options represent the right to purchase shares of Common Stock over a period of up to ten years upon such terms and conditions, consistent with the provisions of the 1992 Plan, as are specified by the stock option committee at the time of grant. The option price for incentive stock options is not less than the fair market value per share at the date of grant and for nonqualified stock options is not less than 50 percent of fair market value per share at the date of grant. No nonqualified stock options were granted in 1999 at a price less than fair market value at the date of grant.

          In July 1998, the Company engaged Towers Perrin to update its 1996 information in order to advise the stock option committee as to appropriate grant guidelines. Towers Perrin based its recommendations as to appropriate grant guidelines on an analysis of average annual stock grants over a three-year period as disclosed in publicly available proxy statements of 10 companies it considered comparable to the Company in business and scope. The Towers Perrin report suggested multiples of 0.8 of base salary at the lower levels of employees of the Company, from 1.5 to 4.4 for vice presidents of the Company and 5.7 at the CEO level. Using the Towers Perrin report, and adjusting its recommendations to account for changes in the Company's stock price, the stock option committee in 1999 adopted grant multiples that ranged from 0.5 to 3.0 of base salary, with multiples of 3.0 for the CEO and 2.5 for other executive officers.

          The approximate number of shares granted is determined by dividing (i) the optionee's annual base salary multiplied times the applicable grant multiple by (ii) the fair market value per share of the underlying Common Stock on the calculation date. The stock option committee, in its discretion, can adjust the number of shares granted under the 1992 Plan from the number determined under the grant guidelines. Options granted to executive officers in 1999 were based on the guidelines described above and the following terms and conditions: 10-year term; vest at the rate of one-third per year commencing on the first anniversary of the grant date; and option price equal to fair market value per share at the grant date.

1999 COMPENSATION OF CEO

     The 1999 base salary of Mr. Kelley was not adjusted July 1, 1999 but remained at $610,000 per year as a result of a review of Company performance and competitive industry factors existing at the time. As a result, the salary paid to Mr. Kelley for 1999 fell within the range discussed above in the last sentence under "Compensation Program for 1999 - Base Salary" in this report.

     In 1999, the stock option committee granted Mr. Kelley an option to purchase 80,000 shares of Common Stock pursuant to the 1992 Plan. In granting this option, the committee used a grant multiplier of 5.7 (see "Compensation Program for 1999 - 1992 Plan" above), which took into account Mr. Kelley's level of responsibility and was based on the recommendation of Towers Perrin.

PARTICIPATION IN MINERAL, ROYALTY AND OVERRIDING ROYALTY ACQUISITIONS

     In addition to the executive compensation policies and programs described above, the Company has a long- standing policy pursuant to which directors, officers and key employees of the Company and Samedan are permitted to acquire interests in minerals, royalties and overriding royalties purchased from time to time by Samedan (or its subsidiaries). When this participation is offered, usually up to one-half of the interests acquired by Samedan (or its subsidiaries) is made available to be acquired by the participants in the aggregate. A participant is required to purchase his or her interest for cash on the same cost basis as Samedan and is responsible for obtaining any required financing. In certain instances, the Company or Samedan has assisted participants in obtaining financing from a third party lender and/or provided a guarantee of the amount financed by a participant. This policy applies only with respect to mineral, royalty and overriding royalty interests acquired by Samedan (or its subsidiaries) and does not apply to the acquisition of working interests, even though a group of oil and gas properties acquired by Samedan (or its subsidiaries) includes both working interests and mineral, royalty and overriding royalty interests.

     The policy was initiated to serve as an incentive for employees in connection with the acquisition of oil and gas properties by Samedan and for directors to continue in the service of the Company. The Board of Directors of the Company believes the policy to be in the best interests of the Company and its stockholders and, because the participant purchases the interest for Samedan's cost and shares the same risk as Samedan, does not consider the operation of the policy to be compensatory in nature. The compensation and benefits committee has responsibility for administering the policy.

TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     Section 162(m) of the Internal Revenue Code contains provisions which limit the tax deductibility of executive compensation in excess of $1 million per person per year, subject to certain exceptions. The policy of the Company is to design its compensation programs to preserve the tax deductibility of compensation paid to its executive officers and other members of management. However, the compensation and benefits committee could determine, taking into consideration the burdens of compliance with Section 162(m) and other relevant facts and circumstances, to pay compensation that is not fully deductible, if the committee believes such payments are in the Company's best interest. In 1997, the stockholders of the Company approved the amended and restated 1992 Plan, allowing compensation paid thereunder in the form of stock options and stock appreciation rights to qualify as "performance-based compensation" for purposes of Section 162(m).

SUMMARY

     The members of the committees believe that linking executive compensation to corporate performance results in a better alignment of compensation with corporate goals and stockholder interests. As performance goals are met or exceeded, resulting in increased value to stockholders, executive officers are rewarded commensurately. The committees believe that compensation levels during 1999 adequately reflect the compensation goals and policies of the Company.

March 24, 2000      COMPENSATION AND              STOCK OPTION
                    BENEFITS COMMITTEE            COMMITTEE
                    Alan A. Baker, Chairman       Edward F. Cox, Chairman
                    Thomas E. Hassen              Alan A. Baker
                    Harold F. Kleinman            Michael A. Cawley
                    T. Don Stacy                  Dale P. Jones


                               ------------------

     The following table sets forth certain summary information concerning the compensation awarded to, earned by or paid to the Chief Executive Officer of the Company and each of the four most highly compensated executive officers of the Company other than the Chief Executive Officer (collectively, the "named executive officers") for the years indicated.


                           SUMMARY COMPENSATION TABLE

                                                                               Long Term
                                                                              Compensation
                                                  Annual Compensation            Awards
                                            -----------------------------------------------------
                                                                            Other
                                                                            Annual       Stock       All Other
            Name and                                                        Compen-     Options       Compen-
            Principal                                                       sation    (number of      sation
            Position                  Year    Salary ($)    Bonus ($)        ($)      shares) (1)       ($)
            --------                  ----    ----------    ---------       -------   -----------    --------
Robert Kelley, Chief ..............   1999      610,000      427,000        3,165       80,000       99,115(2)
Executive Officer .................   1998      592,500           --        2,869       75,237       79,944
                                      1997      550,000      575,000        2,445       75,237       62,093
James C. Woodson, Senior ..........   1999      270,000       97,200        3,165       31,350       47,947(3)
Vice President - Exploration ......   1998      265,000           --        2,869       25,080       40,352
and Operating Committee ...........   1997      250,000      260,000        2,445       25,080       31,516
member of Samedan
W.A. Poillion, Senior Vice ........   1999      245,000       88,200        3,165       31,350       42,243(3)
President - Production and ........   1998      240,000           --        2,869       25,080       34,406
Drilling and Operating ............   1997      230,000      235,000        2,445       25,080       26,859
Committee member of
Samedan
George DeMare, Senior Vice ........   1999      186,000      186,000          153       31,350       29,780(3)
President - General Division ......   1998      183,000           --          153       25,080       25,179
Manager and Operating .............   1997      175,000      175,500          153       25,080       20,020
Committee member of
Samedan
Dan O. Dinges, Senior Vice ........   1999      245,000       88,200        3,266       31,350       35,960(3)
President - Division General ......   1998      240,000           --        2,902       25,080       29,175
Manager and Operating .............   1997      230,000      176,250        2,902       25,080       21,790
Committee member of
Samedan

-----------------
(1) Options represent the right to purchase shares of Common Stock at a fixed price per share.
(2) Consists of $1,100 of directors' fees and Company contributions of $9,150 to a defined contribution plan and $88,865 to a nonqualified contribution plan.
(3) Consists of contributions by the Company to a defined contribution plan/nonqualified contribution plan and payment by the Company of term life insurance premiums as follows: J.C. Woodson -- $9,450 / $35,870; $2,627; W.A. Poillion -- $8,582 / $32,551; $1,110; George DeMare -- $9,298 /
     $19,691; $791; and Dan O. Dinges -- $8,582 / $26,981; $397.

     The following table sets forth certain information with respect to options to purchase Common Stock granted during the year ended December 31, 1999 to each of the named executive officers.


                              OPTION GRANTS IN 1999

                                                                                           Potential Realizable
                                                                                             Value at Assumed
                                                                                              Annual Rates of
                                                                                                Stock Price
                                                                                               Appreciation
                                             Individual Grants                               for Option Term
                          -----------------------------------------------------------      ----------------------

                          Number of Securities   % of Total
                           Underlying Options      Options      Exercise
                                Granted          Granted to      or Base
                           (number of shares)     Employees       Price      Expiration
          Name                    (1)              in 1999       ($/sh)         Date        5%($)(2)    10%($)(3)
          ----                   -----            ---------     --------       ------       --------    ---------
Robert Kelley...........        80,000              9.9%         20.062        2/1/09       1,009,441    2,558,060
James C. Woodson........        31,350              3.9%         20.062        2/1/09         395,575    1,002,440
W.A. Poillion...........        31,350              3.9%         20.062        2/1/09         395,575    1,002,440
George DeMare...........        31,350              3.9%         20.062        2/1/09         213,927      485,308
Dan O. Dinges...........        31,350              3.9%         20.062        2/1/09         395,575    1,002,440

--------------
(1) Options represent the right to purchase shares of Common Stock at a fixed price per share. The options vest at the rate of one-third per year commencing on the first anniversary of the grant date.
(2) Reflects an assumed appreciated market price per share of Common Stock of $32.68.
(3) Reflects an assumed appreciated market price per share of Common Stock of $52.04.

     The following table sets forth certain information with respect to the exercise of options to purchase Common Stock during the year ended December 31, 1999, and the unexercised options held at December 31, 1999 and the value thereof, by each of the named executive officers.


                       AGGREGATED OPTION EXERCISES IN 1999
                           AND 12/31/99 OPTION VALUES

                                                        Number of Securities
                                                       Underlying Unexercised
                                                            Options at                Value of Unexercised
                                                         December 31, 1999            In-the-Money Options
                             Shares                      (number of shares)         at December 31, 1999 ($)
                            Acquired     Value       -------------------------     -------------------------
        Name               on Exercise Realized($)   Exercisable   Unexercisable   Exercisable    Unexercisable
---------------------      ----------- -----------   -----------   -------------   -----------    -------------
Robert Kelley............           --          --        292,670        155,237         200,772              --
James C. Woodson.........           --          --         99,052         56,430          56,006              --
W.A. Poillion............         4,800      75,900       114,582         56,430         172,328              --
George DeMare............           --          --        104,633             --          43,122              --
Dan O. Dinges............         9,000     101,812       114,156         56,430         183,752              --

DEFINED BENEFIT PLANS

     The defined benefit plans of the Company that cover its executive officers provide the benefits shown below. The estimates assume that benefits are received in the form of a ten-year certain and life annuity.


                               PENSION PLAN TABLE


                          Estimated Annual Benefits Upon Retirement at Age 65
                           After Completion of the Following Years of Service
  60 Month Average     ---------------------------------------------------------
 Annual Compensation       15          20          25          30          35
 -------------------   ---------   ---------    --------    --------    --------
$  100,000 .........      30,000      40,000      40,000      47,541      47,541
   150,000 .........      45,000      60,000      61,492      73,791      73,791
   200,000 .........      60,000      80,000      83,368     100,041     100,041
   300,000 .........      90,000     120,000     127,118     152,541     152,541
   400,000 .........     120,000     160,000     170,868     205,041     205,041
   600,000 .........     180,000     240,000     258,368     310,041     310,041
   800,000 .........     240,000     320,000     345,868     415,041     415,041
 1,000,000 .........     300,000     400,000     433,368     520,041     520,041
 1,300,000 .........     390,000     520,000     564,618     677,541     677,541
 1,400,000 .........     420,000     560,000     608,368     730,041     730,041
 1,500,000 .........     450,000     600,000     652,118     782,541     782,541

     Upon vesting, the amount of retirement benefit depends on an employee's final average monthly compensation, age and the number of years of credited service (maximum of 30 years). Final average monthly compensation is defined generally to mean the participant's average monthly rate of compensation from the Company for the 60 consecutive months prior to retirement which give the highest average monthly rate of compensation for the participant. Compensation covered by the defined benefit plans is defined (with certain exceptions) to mean the compensation actually paid to a participant as reported on the participant's federal income tax withholding statement for the applicable calendar year. Accordingly, the amounts reported in the Summary Compensation Table included elsewhere herein under "Annual Compensation" approximate covered compensation for 1999 The amount of benefit shown in the above table is not subject to any deductions for social security or any other offset amounts.

     As of December 31, 1999, the named executive officers had the following approximate number of years of credited service for retirement purposes: Mr. Kelley--24; Mr. Woodson--25; Mr. Poillion--23; Mr. DeMare--25; and Mr. Dinges--18.

PERFORMANCE GRAPH

     The following graph sets forth the cumulative total stockholder return for the Common Stock, the S&P 500 Index and the Dow Jones Total Return Index for Secondary Oil Companies for the years indicated as prescribed by the SEC's rules.

               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN (1)
                   AMONG NOBLE AFFILIATES, INC., S&P 500 INDEX
                      AND DOW JONES TOTAL RETURN INDEX FOR
                           SECONDARY OIL COMPANIES (2)

                                 [GRAPH OMITTED]

                                                1994   1995   1996   1997   1998   1999
                                                ----   ----   ----   ----   ----   ----
 Company                                        100    121    196    145    101     89
 S&P 500 Index                                  100    138    169    226    290    351
 Dow Jones Total Return Index for Secondary     100    116    143    152    111    125
  Oil Companies (2)

--------
(1) Total return assuming reinvestment of dividends. Assumes $100 invested on December 31, 1994 in Common Stock, the S&P 500 Index and the Dow Jones Total Return Index for Secondary Oil Companies.
(2) Composed of the following companies: Amerada Hess Corporation, Anadarko Petroleum Corporation, Ashland, Inc., Burlington Resources Inc., Kerr-McGee Corporation, Murphy Oil Corporation, Noble Affiliates, Inc., Occidental Petroleum Corporation, Pennzoil-Quaker State Company, PennzEnergy Co., Sunoco, Inc., TOSCO CORP., and Union Pacific Resources Group, Inc.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires directors and officers of the Company, and persons who beneficially own more than 10 percent of the Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of the Common Stock. Directors, officers and more than 10 percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 1999, all Section 16(a) filing requirements applicable to its directors, officers and more than 10 percent beneficial owners were complied with.


                              CERTAIN TRANSACTIONS


     Harold F. Kleinman, a director of the Company and a nominee for director, is the brother-in-law of Jack Bender. Mr. Bender is the sole owner of Cactus Pipe and Supply Company, a corporation from which Samedan purchases oil field tubulars from time to time in the ordinary course of its business. During 1999, Samedan purchased an aggregate of approximately $1,407,697 of such tubulars from such corporation. The terms of all such purchases were similar to those that could have been obtained from unrelated third parties. Mr. Kleinman has no pecuniary or other interest in either the purchases or Mr. Bender's corporation.


                             INDEPENDENT ACCOUNTANTS


     The appointment of the accounting firm selected to audit the Company's financial statements is subject to ratification by the Board of Directors and will not be submitted to stockholders for ratification or approval. It is the present intention of the Company's management to recommend to the Board of Directors the re-appointment of Arthur Andersen LLP, which has audited the Company's financial statements since 1989, to audit the financial statements of the Company for 2000. Representatives of Arthur Andersen LLP are expected to be present at the meeting to respond to appropriate questions from stockholders and will be given the opportunity to make a statement at the meeting should they desire to do so.


                     STOCKHOLDER PROPOSALS AND OTHER MATTERS


     Stockholder proposals intended to be included in the Company's proxy statement relating to the 2001 annual meeting of stockholders, which is currently scheduled to be held on April 24, 2001, must be received by the Company at its office in Ardmore, Oklahoma, addressed to the Secretary of the Company, no later than November 25, 2000.

     The cost of solicitation of proxies will be borne by the Company. Solicitation may be made by mail, personal interview, telephone or telegraph by officers and regular employees of the Company, who will receive no additional compensation therefor. To aid in the solicitation of proxies, the Company has employed the firm of Georgeson & Co., Inc., which will receive a fee of approximately $7,500 plus out-of-pocket expenses. The Company will bear the reasonable expenses incurred by banks, brokerage firms, custodians, nominees and fiduciaries in forwarding proxy material to beneficial owners.

     The Board of Directors does not intend to present any other matter at the meeting and knows of no other matters that will be presented. However, if any other matter comes before the meeting, the persons named in the enclosed proxy intend to vote thereon in accordance with their best judgment.


Ardmore, Oklahoma                              NOBLE AFFILIATES, INC.
March 24, 2000

                                                  James L. McElvany
                                        Vice President-Finance and Treasurer

                                    Exhibit A

       Noble Affiliates, Inc. 1992 Stock Option and Restricted Stock Plan
                 As Amended and Restated Through April 25, 2000

                             NOBLE AFFILIATES, INC.

                   1992 STOCK OPTION AND RESTRICTED STOCK PLAN

                 AS AMENDED AND RESTATED THROUGH APRIL 25, 2000


     SECTION 1. PURPOSE

     The purpose of this Plan is to assist Noble Affiliates, Inc., a Delaware corporation, in attracting and retaining, as officers and key employees of the Company and its Affiliates, persons of training, experience and ability and to furnish additional incentive to such persons by encouraging them to become owners of Shares of the Company's capital stock, by granting to such persons Incentive Options, Nonqualified Options, Restricted Stock, or any combination of the foregoing.

     SECTION 2. DEFINITIONS

     Unless the context otherwise requires, the following words as used herein shall have the following meanings:

          (a) "Affiliate" means any corporation (other than the Company) in any unbroken chain of corporations (i) beginning with the Company if, at the time of the granting of the Option or award of Restricted Stock, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, or
     (ii) ending with the Company if, at the time of the granting of the Option or award of Restricted Stock, each of the corporations, other than the Company, owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          (b) "Agreement" means the written agreement (i) between the Company and the Optionee evidencing the Option and any SARs that relate to such Option granted by the Company and the understanding of the parties with respect thereto or (ii) between the Company and a recipient of Restricted Stock evidencing the restrictions, terms and conditions applicable to such award of Restricted Stock and the understanding of the parties with respect thereto.

          (c) "Board" means the Board of Directors of the Company as the same may be constituted from time to time.

          (d) "Code" means the Internal Revenue Code of 1986, as amended.

          (e) "Committee" means the Committee provided for in Section 3 of the Plan as the same may be constituted from time to time.

          (f) "Company" means Noble Affiliates, Inc., a Delaware corporation.

          (g) "Corporate Transaction" shall have the meaning as defined in
     Section 8 of the Plan.

          (h) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (i) "Fair Market Value" means the fair market value per Share as determined by the Committee in good faith; provided, however, that if a Share is listed or admitted to trading on a securities exchange registered under the Exchange Act, the Fair Market Value per Share shall be the average of the reported high and low sales price on the date in question (or if there was no reported sale on such date, on the last preceding date on which any reported sale occurred) on the principal securities exchange on which such Share is listed or admitted to trading, or if a Share is not listed or admitted to trading on any such exchange but is listed as a national market security on the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or any similar system then in use, the Fair Market Value per Share shall be the average of the reported high and low sales price on the date in question (or if there was no reported sale on such date, on the last preceding date on which any reported sale occurred) on such system, or if a Share is not listed or admitted to trading on any such exchange and is not listed as a national market security on NASDAQ but is quoted on NASDAQ or any similar system then in use, the Fair Market Value per Share shall be the average of the closing high bid and low asked quotations on such system for such Share on the date in question. For purposes of valuing Shares to be made subject to Incentive Options, the Fair Market Value per Share shall be determined without regard to any restriction other than one which, by its terms, will never lapse.

          (j) "Incentive Option" means an Option that is intended to satisfy the requirements of Section 422(b) of the Code and Section 17 of the Plan.

          (k) "Nonqualified Option" means an Option that does not qualify as a statutory stock option under Section 422 or 423 of the Code.

          (l) "Non-Employee Director" means a director of the Company who satisfies the definition thereof under Rule 16b-3 promulgated under the Exchange Act.

          (m) "Option" means an option to purchase one or more Shares granted under and pursuant to the Plan. Such Option may be either an Incentive Option or a Nonqualified Option.

          (n) "Optionee" means a person who has been granted an Option and who has executed an Agreement with the Company.

          (o) "Outside Director" means a director of the Company who is an outside director within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

          (p) "Plan" means this Noble Affiliates, Inc. 1992 Stock Option and Restricted Stock Plan, as amended from time to time.

          (q) "Restricted Stock" means Shares issued or transferred pursuant to
     Section 20 of the Plan.

          (r) "Retirement" means a termination of employment with the Company or an Affiliate either (i) on a voluntary basis by a person who (A) is at least 55 years of age with five years of credited service with the Company or one or more Affiliates or (B) has at least 20 years of credited service with the Company or one or more Affiliates, immediately prior to such termination of employment or (ii) otherwise with the written consent of the Committee in its sole discretion.

          (s) "SARs" means stock appreciation rights granted pursuant to Section 7 of the Plan.

          (t) "Securities Act" means the Securities Act of 1933, as amended.

          (u) "Share" means a share of the Company's present common stock, par value $3.33-1/3 per share, and any share or shares of capital stock or other securities of the Company hereafter issued or issuable in respect of or in substitution or exchange for each such present share. Such Shares may be unissued or reacquired Shares, as the Board, in its sole and absolute discretion, shall from time to time determine.

     SECTION 3. ADMINISTRATION

     The Plan shall be administered by, and the decisions concerning the Plan shall be made solely by, a Committee of two or more directors of the Company, all of whom are (a) Non-Employee Directors, and (b) not later than immediately after the first meeting of stockholders of the Company at which its directors are elected that occurs after December 31, 1996, Outside Directors. Each member of the Committee shall be appointed by and shall serve at the pleasure of the Board. The Board shall have the sole continuing authority to appoint members of the Committee. In making grants or awards, the Committee shall take into consideration the contribution the person has made or may make to the success of the Company or its Affiliates and such other considerations as the Board may from time to time specify.

     The Committee shall elect one of its members as its chairman and shall hold its meetings at such times and places as it may determine. A majority of the members of the Committee shall constitute a quorum. All decisions and determinations of the Committee shall be made by the majority vote or decision of the members present at any meeting at which a quorum is present; provided, however, that any decision or determination reduced to writing and signed by all members of the Committee shall be as fully effective as if it had been made by a majority vote or decision at a meeting duly called and held. The Committee may appoint a secretary (who need not be a member of the Committee) who shall keep minutes of its meetings. The Committee may make any rules and regulations for the conduct of its business that are not inconsistent with the express provisions of the Plan, the bylaws or certificate of incorporation of the Company or any resolutions of the Board.

     All questions of interpretation or application of the Plan, or of a grant of an Option and any SARs that relate to such Option or an award of Restricted Stock, including questions of interpretation or application of an Agreement, shall be subject to the determination of the Committee, which determination shall be final and binding upon all parties.

     Subject to the express provisions of the Plan, the Committee shall have the authority, in its sole and absolute discretion, (a) to adopt, amend or rescind administrative and interpretive rules and regulations relating to the Plan; (b) to construe the Plan; (c) to make all other determinations necessary or advisable for administering the Plan; (d) to determine the terms and provisions of the respective Agreements (which need not be identical), including provisions defining or otherwise relating to (i) the term and the period or periods and extent of exercisability of the Options, (ii) the extent to which the transferability of Shares issued upon exercise of Options or any SARs that relate to such Options is restricted, (iii) the effect of termination of employment upon the exercisability of the Options, and (iv) the effect of approved leaves of absence (consistent with any applicable regulations of the Internal Revenue Service) upon the exercisability of such Options; (e) subject to Sections 9 and 11 of the Plan, to accelerate, for any reason, regardless of whether the Agreement so provides, the time of exercisability of any Option and any SARs that relate to such Option that have been granted or the time of the lapsing of restrictions on Restricted Stock; (f) to construe the respective Agreements; and (g) to exercise the powers conferred on the Committee under the Plan. The Board may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent it shall deem expedient to carry it into effect, and it shall be the sole and final judge of such expediency. The determinations of the Committee or Board, as the case may be, on the matters referred to in this Section 3 shall be final and conclusive.

     SECTION 4. SHARES SUBJECT TO THE PLAN

          (a) The total number of Shares that may be purchased pursuant to Options, issued or transferred pursuant to the exercise of SARs or awarded as Restricted Stock shall not exceed a maximum of 6,500,000 in the aggregate, and the total number of shares for which Options and SARs may be granted, and which may be awarded as Restricted Stock, to any one person during a calendar year is 80,000 in the aggregate; provided that each such maximum number of Shares shall be increased or decreased as provided in
     Section 13 of the Plan.

          (b) At any time and from time to time after the Plan takes effect, the Committee, pursuant to the provisions herein set forth, may grant Options and any SARs that relate to such Options and award Restricted Stock until the maximum number of Shares shall be exhausted or the Plan shall be sooner terminated; provided, however, that no Incentive Option and any SARs that relate to such Option shall be granted after December 9, 2006.

          (c) Shares subject to an Option that expires or terminates prior to exercise and Shares that had been previously awarded as Restricted Stock that have since been forfeited shall be available for further grant of Options or award as Restricted Stock. No Option shall be granted and no Restricted Stock shall be awarded if the number of Shares for which Options have been granted and which pursuant to this Section are not again available for Option grant, plus the number of Shares that have been awarded as Restricted Stock, would, if such Option were granted or such Restricted Stock were awarded, exceed 6,500,000.

          (d) Any Shares withheld pursuant to Section 19(c) of the Plan shall not be available after such withholding for being optioned or awarded pursuant to the provisions hereof.

          (e) Unless the Shares awarded as Restricted Stock are Shares that have been reacquired by the Company as treasury shares, Restricted Stock shall be awarded only for services actually rendered, as determined by the Committee.

     SECTION 5. ELIGIBILITY

     The persons who shall be eligible to receive grants of Options and any SARs that relate to such Options, and to receive awards of Restricted Stock, shall be regular salaried officers or other employees of the Company or one or more of its Affiliates.

     SECTION 6. GRANT OF OPTIONS

          (a) From time to time while the Plan is in effect, the Committee may, in its sole and absolute discretion, select from among the persons eligible to receive a grant of Options under the Plan (including persons who have already received such grants of Options) such one or more of them as in the opinion of the Committee should be granted Options. The Committee shall thereupon, likewise in its sole and absolute discretion, determine the number of Shares to be allotted for option to each person so selected.

          (b) Each person so selected shall be offered an Option to purchase the number of Shares so allotted to him, upon such terms and conditions, consistent with the provisions of the Plan, as the Committee may specify. Each such person shall have a reasonable period of time, to be fixed by the Committee, within which to accept or reject the proffered Option. Failure to accept within the period so fixed may be treated as a rejection.

          (c) Each person who accepts an Option offered to him shall enter into an Agreement with the Company, in such form as the Committee may prescribe, setting forth the terms and conditions of the Option, whereupon such person shall become a participant in the Plan. In the event a person is granted both one or more Incentive Options and one or more Nonqualified Options, such grants shall be evidenced by separate Agreements, one for each Incentive Option grant and one for each Nonqualified Option grant. The date on which the Committee completes all action constituting an offer of an Option to a person, including the specification of the number of Shares to be subject to the Option, shall constitute the date on which the Option covered by such Agreement is granted. In no event, however, shall an Optionee gain any rights in addition to those specified by the Committee in its grant, regardless of the time that may pass between the grant of the Option and the actual signing of the Agreement by the Company and the Optionee.

          (d) Each Agreement that includes SARs in addition to an Option shall comply with the provisions of Section 7 of the Plan.

     SECTION 7. GRANT OF SARS

     The Committee may from time to time grant SARs in conjunction with all or any portion of any Option either (i) at the time of the initial Option grant (not including any subsequent modification that may be treated as a new grant of an Incentive Option for purposes of Section 424(h) of the Code) or (ii) with respect to Nonqualified Options, at any time after the initial Option grant while the Nonqualified Option is still outstanding. SARs shall not be granted other than in conjunction with an Option granted hereunder.

     SARs granted hereunder shall comply with the following conditions and also with the terms of the Agreement governing the Option in conjunction with which they are granted:

          (a) The SAR shall expire no later than the expiration of the underlying Option.

          (b) Upon the exercise of an SAR, the Optionee shall be entitled to receive payment equal to the excess of the aggregate Fair Market Value of the Shares with respect to which the SAR is then being exercised (determined as of the date of such exercise) over the aggregate purchase price of such Shares as provided in the related Option. Payment may be made in Shares, valued at their Fair Market Value on the date of exercise, or in cash, or partly in Shares and partly in cash, as determined by the Committee in its sole and absolute discretion.

          (c) SARs shall be exercisable (i) only at such time or times and only to the extent that the Option to which they relate shall be exercisable,
     (ii) only when the Fair Market Value of the Shares subject to the related Option exceeds the purchase price of the Shares as provided in the related Option, and (iii) only upon surrender of the related Option or any portion thereof with respect to the Shares for which the SARs are then being exercised.

          (d) Upon exercise of an SAR, a corresponding number of Shares subject to option under the related Option shall be canceled. Such canceled Shares shall be charged against the Shares reserved for the Plan, as provided in
     Section 4 of the Plan, as if the Option had been exercised to such extent and shall not be available for future Option grants or Restricted Stock awards hereunder.

     SECTION 8. OPTION PRICE

     The option price for each Share covered by an Incentive Option shall not be less than the greater of (a) the par value of such Share or (b) the Fair Market Value of such Share at the time such Option is granted. The option price for each Share covered by a Nonqualified Option shall not be less than the greater of (a) the par value of such Share or (b) 100 percent of the Fair Market Value of such Share at the time the Option is granted, except that the minimum option price may be equal to or greater than 85 percent of the Fair Market Value of such Share at the time the Option is granted if and to the extent the discount from Fair Market Value is expressly granted in lieu of a reasonable amount of salary or cash bonus. Notwithstanding the two immediately preceding sentences, if the Company or an Affiliate agrees to substitute a new Option under the Plan for an old Option, or to assume an old Option, by reason of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation (any of such events being referred to herein as a "Corporate Transaction"), the option price of the Shares covered by each such new Option or assumed Option may be other than the Fair Market Value of the Shares at the time the Option is granted as determined by reference to a formula, established at the time of the Corporate Transaction, which will give effect to such substitution or assumption; provided, however, in no event shall:

          (a) the excess of the aggregate Fair Market Value of the Shares subject to the Option immediately after the substitution or assumption over the aggregate option price of such Shares be more than the excess of the aggregate Fair Market Value of all Shares subject to the Option immediately prior to the substitution or assumption over the aggregate option price of such Shares;

          (b) in the case of an Incentive Option, the new Option or the assumption of the old Option give the Optionee additional benefits that he would not have under the old Option; or

          (c) the ratio of the option price to the Fair Market Value of the stock subject to the Option immediately after the substitution or assumption be more favorable to the Optionee than the ratio of the option price to the Fair Market Value of the stock subject to the old Option immediately prior to such substitution or assumption, on a Share by Share basis.

Notwithstanding the above, the provisions of this Section 8 with respect to the option price in the event of a Corporate Transaction shall, in the case of an Incentive Option, be subject to the requirements of Section 424(a) of the Code and the Treasury regulations and revenue rulings promulgated thereunder. In the case of an Incentive Option, in the event of a conflict between the terms of this Section 8 and the above cited statute, regulations and rulings, or in the event of an omission in this Section 8 of a provision required by said laws, the latter shall control in all respects and are hereby incorporated herein by reference as if set out at length.


     SECTION 9. OPTION PERIOD AND TERMS OF EXERCISE

          (a) Each Option shall be exercisable during such period of time as the Committee may specify, but in no event for longer than 10 years from the date when the Option is granted; provided, however, that

               (i) All rights to exercise an Option and any SARs that relate to such Option shall, subject to the provisions of subsection (c) of this
          Section 9, terminate one year after the date the Optionee ceases to be employed by at least one of the employers in the group of employers consisting of the Company and its Affiliates, for any reason other than death, becoming disabled (within the meaning of Section 22(e)(3) of the Code) or Retirement, except that, in the event of the termination of employment of the Optionee on account of (a) fraud or intentional misrepresentation, or (b) embezzlement, misappropriation or conversion of assets or opportunities of the Company or its Affiliates, the Option and any SARs that relate to such Option shall thereafter be null and void for all purposes. Employment shall not be deemed to have ceased by reason of the transfer of employment, without interruption of service, between or among the Company and any of its Affiliates.

               (ii) If the Optionee ceases to be employed by at least one of the employers in the group of employers consisting of the Company and its Affiliates, by reason of his death, becoming disabled (within the meaning of Section 22(e)(3) of the Code) or Retirement, all rights to exercise such Option and any SARs that relate to such Option shall, subject to the provisions of subsection (c) of this Section 9, terminate five years thereafter.

          (b) If an Option is granted with a term shorter than 10 years, the Committee may extend the term of the Option and any SARs that relate to such Option, but for not more than 10 years from the date when the Option was originally granted.

          (c) In no event may an Option or any SARs that relate to such Option be exercised after the expiration of the term thereof.

     SECTION 10. OPTIONS AND SARS NOT TRANSFERABLE

     No Option or any SARs that relate to such Option shall be transferable by the Optionee otherwise than by will or the applicable laws of descent and distribution.

     SECTION 11. EXERCISE OF OPTIONS AND SARS

          (a) During the lifetime of an Optionee, only such Optionee may exercise an Option or any SARs that relate to such Option granted to him. In the event of his death, any then exercisable portion of his Option and any SARs that relate to such Option may, within five years thereafter, or earlier date of termination of the Option, be exercised in whole or in part by the duly authorized representative of the deceased Optionee's estate.

          (b) At any time, and from time to time, during the period when any Option and any SARs that relate to such Option, or a portion thereof, are exercisable, such Option or SARs, or portion thereof, may be exercised in whole or in part; provided, however, that the Committee may require any Option or SAR that is partially exercised to be so exercised with respect to at least a stated minimum number of Shares.

          (c) Each exercise of an Option, or a portion thereof, shall be evidenced by a notice in writing to the Company accompanied by payment in full of the option price of the Shares then being purchased. Payment in full shall mean payment of the full amount due: (i) in cash, (ii) by certified check or cashier's check, (iii) with Shares owned by the Optionee (including Shares received upon exercise of the Option) having a Fair Market Value at least equal to the aggregate option price payable in connection with such exercise, or (iv) by any combination of clauses (i) through (iii). If the Optionee chooses to remit Shares in payment of all or any portion of the option price, then (for purposes of payment of the option price) those Shares shall be deemed to have a cash value equal to their aggregate Fair Market Value determined as of the date the Optionee exercises such Option.

          Notwithstanding anything contained herein to the contrary, at the request of an Optionee and to the extent permitted by applicable law, the Committee shall approve arrangements with a brokerage firm or firms under which any such brokerage firm shall, on behalf of the Optionee, make payment in full to the Company of the option price of the Shares then being purchased, and the Company, pursuant to an irrevocable notice in writing from the Optionee, shall make prompt delivery of one or more certificates for the appropriate number of Shares to such brokerage firm. Payment in full for purposes of the immediately preceding sentence shall mean payment of the full amount due, either in cash or by certified check or cashier's check.

          (d) Each exercise of SARs, or a portion thereof, shall be evidenced by a notice in writing to the Company.

          (e) No Shares shall be issued upon exercise of an Option until full payment therefor has been made, and an Optionee shall have none of the rights of a shareholder until Shares are issued to him.

          (f) Nothing herein or in any Agreement shall require the Company to issue any Shares upon exercise of an Option or SAR if such issuance would, in the opinion of counsel for the Company, constitute a violation of the Securities Act or any similar or superseding statute or statutes, or any other applicable statute or regulation, as then in effect. Upon the exercise of an Option or SAR (as a result of which the Optionee receives Shares), or portion thereof, the Optionee shall give to the Company satisfactory evidence that he is acquiring such Shares for the purposes of investment only and not with a view to their distribution; provided, however, if or to the extent that the Shares delivered to the Optionee shall be included in a registration statement filed by the Company under the Securities Act, such investment representation shall be abrogated.

     SECTION 12. DELIVERY OF STOCK CERTIFICATES

     As promptly as may be practicable after an Option or SAR (as a result of the exercise of which the Optionee receives Shares), or a portion thereof, has been exercised as hereinabove provided, the Company shall make delivery of one or more certificates for the appropriate number of Shares. In the event that an Optionee exercises both (i) an Incentive Option or SARs that relate to such Option (as a result of which the Optionee receives Shares), or a portion thereof, and (ii) a Nonqualified Option or SARs that relate to such Option (as a result of which the Optionee receives Shares), or a portion thereof, separate stock certificates shall be issued, one for the Shares subject to the Incentive Option and one for the Shares subject to the Nonqualified Option.

     SECTION 13. CHANGES IN COMPANY'S SHARES AND CERTAIN CORPORATE TRANSACTIONS

     If at any time while the Plan is in effect there shall be any increase or decrease in the number of issued and outstanding Shares of the Company effected without receipt of consideration therefor by the Company, through the declaration of a stock dividend or through any recapitalization or merger or otherwise in which the Company is the surviving corporation, resulting in a stock split-up, combination or exchange of Shares of the Company, then and in each such event:

          (a) An appropriate adjustment shall be made in the maximum number of Shares then subject to being optioned or awarded as Restricted Stock under the Plan, to the end that the same proportion of the Company's issued and outstanding Shares shall continue to be subject to being so optioned and awarded;

          (b) Appropriate adjustment shall be made in the number of Shares and the option price per Share thereof then subject to purchase pursuant to each Option previously granted and then outstanding, to the end that the same proportion of the Company's issued and outstanding Shares in each such instance shall remain subject to purchase at the same aggregate option price; and

          (c) In the case of Incentive Options, any such adjustments shall in all respects satisfy the requirements of Section 424(a) of the Code and the Treasury regulations and revenue rulings promulgated thereunder.

     Except as is otherwise expressly provided herein, the issue by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with a direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of or option price of Shares then subject to outstanding Options granted under the Plan. Furthermore, the presence of outstanding Options granted under the Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issue by the Company of debt securities or preferred stock that would rank above the Shares subject to outstanding Options granted under the Plan; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

     SECTION 14. EFFECTIVE DATE

     The Plan was originally adopted by the Board on January 28, 1992 and approved by the stockholders of the Company on April 28, 1992. The Plan was amended and restated on December 10, 1996, the date of the adoption thereof by the Board, and was submitted to the stockholders of the Company for approval and ratification at the regular meeting thereof held on April 22, 1997. The Plan as amended and restated on February 1, 2000 shall be effective as of that date, the date of adoption thereof by the Board, but shall be submitted to the stockholders of the Company for approval and ratification at the next regular or special meeting thereof to be held after December 31, 1999. If at such a meeting of the stockholders of the Company a quorum is present, the Plan as amended and restated shall be presented for approval and ratification, and unless at such a meeting the Plan as amended and restated is approved and ratified by the affirmative vote of a majority of the outstanding shares of common stock, par value $3.33-1/3 per share, of the Company present in person or by proxy and entitled to vote, then, and in such event, the amendments to the Plan adopted by the Board on February 1, 2000 and any then outstanding Options (and any SARs that relate to such Options) that may have been conditionally granted prior to such stockholder meeting dependent upon an increase in the number of Shares subject to the Plan shall become null and void and of no further force or effect. No award of Restricted Stock dependent upon an increase in the number of Shares subject to the Plan shall be made prior to the approval and ratification of the Plan as amended and restated by stockholders in accordance with this
Section 14.

     SECTION 15. AMENDMENT, SUSPENSION OR TERMINATION

     The Board may at any time amend, suspend or terminate the Plan; provided, however, that after the shareholders have approved and ratified the Plan in accordance with Section 14 of the Plan, the Board may not, without approval of the shareholders of the Company, amend the Plan so as to (a) increase the maximum number of Shares subject thereto, as specified in Sections 4(a) and 13 of the Plan, (b) reduce the option price for Shares covered by Options granted hereunder below the price specified in Section 8 of the Plan or (c) permit the "repricing" of Options and any SARs that relate to such new Options in contravention of Section 18 of the Plan; and provided further, that the Board may not modify, impair or cancel any outstanding Option or SAR that relates to such Option, or the restrictions, terms or conditions applicable to Shares of Restricted Stock, without the consent of the holder thereof.

     SECTION 16. REQUIREMENTS OF LAW

     Notwithstanding anything contained herein or in any Agreement to the contrary, the Company shall not be required to sell or issue Shares under any Option or SAR if the issuance thereof would constitute a violation by the Optionee or the Company of any provision of any law or regulation of any governmental authority or any national securities exchange; and as a condition of any sale or issuance of Shares upon exercise of an Option or SAR, the Company may require such agreements or undertakings, if any, as the Company may deem necessary or advisable to assure compliance with any such law or regulation.

     SECTION 17. INCENTIVE OPTIONS

     The Committee may, in its sole and absolute discretion, designate any Option granted under the Plan as an Incentive Option intended to qualify under
Section 422(b) of the Code. Any provision of the Plan to the contrary notwithstanding, (a) no Incentive Option shall be granted to any person who, at the time such Incentive Option is granted, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any Affiliate unless the option price under such Incentive Option is at least 110 percent of the Fair Market Value of the Shares subject to the Incentive Option at the date of its grant and such Incentive Option is not exercisable after the expiration of five years from the date of its grant; and
(b) the aggregate Fair Market Value of the Shares subject to an Incentive Option and the aggregate Fair Market Value of the shares of stock of the Company or any Affiliate (or a predecessor corporation of the Company or an Affiliate) subject to any other incentive stock option (within the meaning of Section 422(b) of the Code) of the Company and its Affiliates (or a predecessor corporation of any such corporation), that may become first exercisable in any calendar year, shall not (with respect to any Optionee) exceed $100,000, determined as of the date the Incentive Option is granted.

     SECTION 18. MODIFICATION OF OPTIONS AND SARS

     Subject to the terms and conditions of and within the limitations of the Plan, the Committee may modify, extend or renew outstanding Options and any SARs that relate to such Options granted under the Plan. The Committee shall not have authority to accept the surrender or cancellation of any Options and any SARs that relate to such Options outstanding hereunder (to the extent not theretofore exercised) and grant new Options and any SARs that relate to such new Options hereunder in substitution therefor (to the extent not theretofore exercised) at an Option Price that is less than the Option Price of the Options surrendered or canceled. Notwithstanding the foregoing provisions of this Section 18, no modification of an outstanding Option and any SARs that relate to such Option granted hereunder shall, without the consent of the Optionee, alter or impair any rights or obligations under any Option and any SARs that relate to such Option theretofore granted hereunder to such Optionee, except as may be necessary, with respect to Incentive Options, to satisfy the requirements of
Section 422(b) of the Code.

     SECTION 19. AGREEMENT PROVISIONS

          (a) Each Agreement shall contain such provisions (including, without limitation, restrictions or the removal of restrictions upon the exercise of the Option and any SARs that relate to such Option and the transfer of shares thereby acquired) as the Committee shall deem advisable. Each Agreement relating to an Option shall identify the Option evidenced thereby as an Incentive Option or Nonqualified Option, as the case may be. Incentive Options and Nonqualified Options may not both be covered by a single Agreement. Each such Agreement relating to Incentive Options shall contain such limitations and restrictions upon the exercise of the Incentive Option as shall be necessary for the Incentive Option to which such Agreement relates to constitute an incentive stock option, as defined in Section 422(b) of the Code.

          (b) Each Agreement shall recite that it is subject to the Plan and that the Plan shall govern where there is any inconsistency between the Plan and the Agreement.

          (c) Each Agreement shall contain a covenant by the Optionee, in such form as the Committee may require in its discretion, that he consents to and will take whatever affirmative actions are required, in the opinion of the Committee, to enable the Company or appropriate Affiliate to satisfy its Federal income tax and FICA and any applicable state and local withholding obligations incurred as a result of an Optionee's exercise of his Option. Upon the exercise of an Option requiring tax withholding, an Optionee may (i) direct the Company to withhold from the Shares to be issued to the Optionee the number of Shares (based upon the aggregate Fair Market Value of the Shares at the date of exercise) necessary to satisfy the Company's obligation to withhold taxes, (ii) deliver to the Company sufficient Shares (based upon the aggregate Fair Market Value of the Shares at the date of exercise) to satisfy the Company's tax withholding obligations, (iii) deliver sufficient cash to the Company to satisfy the Company's tax withholding obligations, or (iv) any combination of clauses
     (i) through (iii). In the event the Committee subsequently determines that the aggregate Fair Market Value (as determined above) of any Shares withheld as payment of any tax withholding obligation is insufficient to discharge that tax withholding obligation, then the Optionee shall pay to the Corporation, immediately upon the Committee's request, the amount of that deficiency.

          (d) Each Agreement relating to an Incentive Option shall contain a covenant by the Optionee immediately to notify the Company in writing of any disqualifying disposition (within the meaning of Section 421(b) of the Code) of Shares received upon the exercise of an Incentive Option.

     SECTION 20. RESTRICTED STOCK

          (a) Subject to the provisions of Section 14 of the Plan, the Committee may from time to time, in its sole and absolute discretion, award Shares of Restricted Stock to such persons as it shall select from among those persons who are eligible under Section 5 of the Plan to receive awards of Restricted Stock. Any award of Restricted Stock shall be made from Shares subject hereto as provided in Section 4 of the Plan.

          (b) A Share of Restricted Stock shall be subject to such restrictions, terms and conditions, including forfeitures, if any, as may be determined by the Committee, which may include, without limitation, the rendition of services to the Company or its Affiliates for a specified time or the achievement of specific goals, and to the further restriction that no such Share may be sold, assigned, transferred, discounted, exchanged, pledged or otherwise encumbered or disposed of until the terms and conditions set by the Committee at the time of the award of the Restricted Stock have been satisfied; provided, however, that the minimum restriction period shall be three years from the date of award (one year in the case of Shares of Restricted Stock awarded with performance-based conditions). Each recipient of an award of Restricted Stock shall enter into an Agreement with the Company, in such form as the Committee shall prescribe, setting forth the restrictions, terms and conditions of such award, whereupon such recipient shall become a participant in the Plan.

          If a person is awarded Shares of Restricted Stock, whether or not escrowed as provided below, the person shall be the record owner of such Shares and shall have all the rights of a shareholder with respect to such Shares (unless the escrow agreement, if any, specifically provides otherwise), including the right to vote and the right to receive dividends or other distributions made or paid with respect to such Shares. Any certificate or certificates representing Shares of Restricted Stock shall bear a legend similar to the following:

               The shares represented by this certificate have been issued pursuant to the terms of the Noble Affiliates, Inc. 1992 Stock Option and Restricted Stock Plan and may not be sold, assigned, transferred, discounted, exchanged, pledged or otherwise encumbered or disposed of in any manner except as set forth in the terms of the agreement embodying the award of such shares dated , .

          In order to enforce the restrictions, terms and conditions that may be applicable to a person's Shares of Restricted Stock, the Committee may require the person, upon the receipt of a certificate or certificates representing such Shares, or at any time thereafter, to deposit such certificate or certificates, together with stock powers and other instruments of transfer, appropriately endorsed in blank, with the Company or an escrow agent designated by the Company under an escrow agreement in such form as by the Committee shall prescribe.

          After the satisfaction of the restrictions, terms and conditions set by the Committee at the time of an award of Restricted Stock to a person, a new certificate, without the legend set forth above, for the number of Shares that are no longer subject to such restrictions, terms and conditions shall be delivered to the person.

          If a person to whom Restricted Stock has been awarded dies after satisfaction of the restrictions, terms and conditions for the payment of all or a portion of the award but prior to the actual payment of all or such portion thereof, such payment shall be made to the person's beneficiary or beneficiaries at the time and in the same manner that such payment would have been made to the person.

          The Committee shall have the authority (and the Agreement evidencing an award of Restricted Stock may so provide) to cancel all or any portion of any outstanding restrictions prior to the expiration of such restrictions with respect to any or all of the Shares of Restricted Stock awarded to a person hereunder on such terms and conditions as the Committee may deem appropriate.

          (c) Without limiting the provisions of the first paragraph of subsection (b) of this Section 20, if a person to whom Restricted Stock has been awarded ceases to be employed by at least one of the employers in the group of employers consisting of the Company and its Affiliates, for any reason, prior to the satisfaction of any terms and conditions of an award, any Restricted Stock remaining subject to restrictions shall thereupon be forfeited by the person and transferred to, and reacquired by, the Company or an Affiliate at no cost to the Company or the Affiliate; provided, however, if the cessation is due to the person's death, disability or Retirement, the Committee may, in its sole and absolute discretion, deem that the terms and conditions have been met for all or part of such remaining portion. In the event of such forfeiture, the person, or in the event of his death, his personal representative, shall forthwith deliver to the Secretary of the Company the certificates for the Shares of Restricted Stock remaining subject to such restrictions, accompanied by such instruments of transfer, if any, as may reasonably be required by the Secretary of the Company.

          (d) In case of any consolidation or merger of another corporation into the Company in which the Company is the surviving corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the Shares (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination, but including any change in such shares into two or more classes or series of shares), the Committee may provide that payment of Restricted Stock shall take the form of the kind and amount of shares of stock and other securities (including those of any new direct or indirect parent of the Company), property, cash or any combination thereof receivable upon such consolidation or merger.

     SECTION 21. GENERAL

          (a) The proceeds received by the Company from the sale of Shares pursuant to Options shall be used for general corporate purposes.

          (b) Nothing contained in the Plan or in any Agreement shall confer upon any Optionee or recipient of Restricted Stock the right to continue in the employ of the Company or any Affiliate, or interfere in any way with the rights of the Company or any Affiliate to terminate his employment at any time, with or without cause.

          (c) Neither the members of the Board nor any member of the Committee shall be liable for any act, omission or determination taken or made in good faith with respect to the Plan or any Option and any SARs that relate to such Option granted hereunder or any Restricted Stock awarded hereunder; and the members of the Board and the Committee shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expenses (including counsel fees) arising therefrom to the full extent permitted by law and under any directors' and officers' liability or similar insurance coverage that may be in effect from time to time.

          (d) Any payment of cash or any issuance or transfer of Shares to the Optionee, or to his legal representative, heir, legatee or distributee, in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims of such persons hereunder. The Committee may require any Optionee, legal representative, heir, legatee or distributee, as a condition precedent to such payment, to execute a release and receipt therefor in such form as it shall determine.

          (e) Neither the Committee, the Board nor the Company guarantees the Shares from loss or depreciation.

          (f) All expenses incident to the administration, termination or protection of the Plan, including, but not limited to, legal and accounting fees, shall be paid by the Company or its Affiliates.

          (g) Records of the Company and its Affiliates regarding a person's period of employment, termination of employment and the reason therefor, leaves of absence, re-employment and other matters shall be conclusive for all purposes hereunder, unless determined by the Committee to be incorrect.

          (h) Any action required of the Company shall be by resolution of its Board or by a person authorized to act by resolution of the Board. Any action required of the Committee shall be by resolution of the Committee or by a person authorized to act by resolution of the Committee.

          (i) If any provision of the Plan or any Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan or such Agreement, as the case may be, but such provision shall be fully severable and the Plan or such Agreement, as the case may be, shall be construed and enforced as if the illegal or invalid provision had never been included herein or therein.

          (j) Whenever any notice is required or permitted hereunder, such notice must be in writing and personally delivered or sent by mail. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered on the date on which it is personally delivered, or, whether actually received or not, on the third business day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address which such person has theretofore specified by written notice delivered in accordance herewith. The Company, an Optionee or a recipient of Restricted Stock may change, at any time and from time to time, by written notice to the other, the address that it or he had theretofore specified for receiving notices. Until changed in accordance herewith, the Company and each Optionee and recipient of Restricted Stock shall specify as its and his address for receiving notices the address set forth in the Agreement pertaining to the Shares to which such notice relates.

          (k) Any person entitled to notice hereunder may waive such notice.

          (l) The Plan shall be binding upon the Optionee or recipient of Restricted Stock, his heirs, legatees, distributees and legal representatives, upon the Company, its successors and assigns, and upon the Committee, and its successors.

          (m) The titles and headings of Sections and paragraphs are included for convenience of reference only and are not to be considered in the construction of the provisions hereof.

          (n) All questions arising with respect to the provisions of the Plan shall be determined by application of the laws of the State of Texas except to the extent Texas law is preempted by Federal law.

          (o) Words used in the masculine shall apply to the feminine where applicable, and wherever the context of the Plan dictates, the plural shall be read as the singular and the singular as the plural.

    PLEASE MARK                                                             4716
[X] VOTES AS IN THIS
    EXAMPLE.

====================================================================================================================================
                FOR ALL WITHHELD                                                                                 FOR AGAINST ABSTAIN
1. Election of    [ ]     [ ]     NOMINEES:                           2. Proposal to amend the Company's         [ ]   [ ]     [ ]
   Directors                      Alan A. Baker, Michael A. Cawley,      Certificate of Incorporation to
                                  Edward F. Cox, Thomas E. Hassen,       eliminate the 75% stockholder approval
(INSTRUCTION: TO WITHHOLD         Dale P. Jones, Robert Kelley,          requirement for a merger, consolidation
AUTHORITY TO VOTE FOR ANY         Harold F. Kleinman, T. Don Stacy       or sale, lease, or exchange of all or
INDIVIDUAL NOMINEE, WRITE                                                substantially all of the Company's
THAT NOMINEE'S NAME IN THE                                               assets.
SPACE PROVIDED BELOW.)
                                                                      3. Proposal to approve and ratify an       [ ]   [ ]     [ ]
                                                                         amendment to the Noble Affiliates, Inc.
--------------------------------                                         1992 Stock Option and Restricted Stock
                                                                         Plan (the "1992 Plan"), in order to
----------------------------------------------------------------------   increase by 2,500,000 the number of
                                                                         shares of the Company's common stock,
                                                                         par value $3.33 per share, that may be
                                                                         purchased pursuant to grants and awards
                                                                         made under the 1992 Plan.

                                                                      4. In their discretion, the proxies are
                                                                         authorized to vote upon such other
                                                                         business or matters as may properly
                                                                         come before the meeting or any
                                                                         adjournment thereof.

                                                                      --------------------------------------------------------------

                                                                         THIS PROXY, WHEN DULY EXECUTED AND RETURNED, WILL BE VOTED
                                                                         IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED
                                                                         STOCKHOLDER. IF THIS PROXY IS DULY EXECUTED AND RETURNED,
                                                                         BUT WITHOUT CLEAR VOTING DIRECTION, IT WILL BE VOTED FOR
                                                                         EACH OF THE PROPOSALS SET FORTH ABOVE.

                                                                               This proxy should be signed exactly as your name
                                                                               appears hereon. Joint owners should both sign. If
                                                                               signed as attorney, executor, guardian or in some
                                                                               other representative capacity, or as officer of a
                                                                               corporation, please indicate your capacity or title.

                                                                               PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN
                                                                               IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES
                                                                               NO POSTAGE IF MAILED IN THE UNITED STATES.


                                                                               -----------------------------------------------------


                                                                               -----------------------------------------------------
                                                                                SIGNATURES(S)                                 DATE

--------------------------------------------------------------------------------
                            o FOLD AND DETACH HERE o

                                     PROXY


                             NOBLE AFFILIATES, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Robert Kelley and James L. McElvany, and each of them, proxies with power of substitution in each, and hereby authorizes them to represent and vote, as designated below, all shares of common stock of Noble Affiliates, Inc. (the "Company") standing in the name of the undersigned on March 13, 2000, at the annual meeting of stockholders to be held on April 25, 2000 at 10:00 a.m., local time, in Ardmore, Oklahoma, and at any adjournment thereof and especially to vote on the items of business specified below, as more fully described in the notice of the meeting dated March 24, 2000, and the proxy statement accompanying the same, receipt of which is hereby acknowledged.

     The undersigned hereby revokes any proxy or proxies heretofore given to represent or vote such common stock and hereby ratifies and confirms all actions that said proxies, their substitutes, or any of them, may lawfully take in accordance with the terms hereof.

                                                                ---------------
                                                                  SEE REVERSE
                                                                     SIDE
                                                                ---------------

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                            * FOLD AND DETACH HERE *